UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CINCINNATI FINANCIAL CORPORATION
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CINCINNATI
FINANCIAL CORPORATION

2026 Annual Shareholder Meeting Notice and Proxy Statement

MAKING BAD DAYS BETTER

While the day you have a claim is rarely a good one, it's our chance to shine – delivering on the insurance promise with empathy and expertise.

Cincinnati Financial Corporation stands among the 25 largest property casualty insurers in the nation, based on net written premiums. A select group of independent agencies actively markets our business, home and auto insurance in 46 states. Within this select group, we also seek to become the life insurance carrier of choice and to help agents and their clients – our policyholders – by offering leasing and financing services.

Three competitive advantages distinguish your company, positioning us to build shareholder value and long-term success:

1. Commitment to our network of professional independent insurance agencies and to their continued success
2. Operating structure that supports local decision making, showcasing the the strength of our field claims service, field underwriting and field support services
3. Financial strength to fulfill our promises and be a consistent market for our agents' business, supporting stability and confidence

Learn more about where we are today and where we are headed by reviewing our publications on *investors.cinfin.com*.

March 18, 2026

To the Shareholders of Cincinnati Financial Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Financial Corporation, which will take place at 9:30 a.m. on Saturday, May 2, 2026, at the Cincinnati Art Museum, 953 Eden Park Drive, Cincinnati, Ohio 45202. The business to be conducted at the meeting includes:

1.Electing 14 directors for one-year terms;
2.Voting on Amended and Restated Articles of Incorporation;
3.Voting on a nonbinding shareholder proposal, if properly presented;
4.Voting on a nonbinding proposal to approve compensation for the company’s named executive officers;
5.Ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2026; and
6.Transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 4, 2026, are entitled to vote at the meeting.

Whether or not you plan to attend the meeting, please cast your vote as promptly as possible. We encourage convenient online voting, which saves you and your company significant postage and processing costs. If you prefer, you may submit your vote by telephone or by mail. Detailed voting instructions can be found in the Frequently Asked Questions section on Page 77 of this proxy statement.

Thank you for your interest and participation in the affairs of the company.

/S/ Thomas C. Hogan
Thomas C. Hogan, Esq.
Chief Legal Officer, Executive Vice President and Corporate Secretary

This proxy statement, the 2026 Annual Letter to Shareholders and voting instructions were first made available to Cincinnati Financial Corporation shareholders on March 18, 2026.

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider before voting. Please read the entire proxy statement, and for more complete information about the company’s 2025 performance, please review the company’s 2025 Annual Report on Form 10-K.

2026 Annual Meeting of Shareholders
Date and Time:    May 2, 2026, 9:30 a.m. ET

Location:        Cincinnati Art Museum
953 Eden Park Drive
Cincinnati, Ohio 45202

Record Date:        March 4, 2026

A listen-only webcast will also be available to the public at investors.cinfin.com.

Voting Matters and Board Recommendations

Our Board’s Recommendation
Election of Directors (Page 11)	FOR Each Director Nominee
Amended and Restated Articles of Incorporation (Page 30)	FOR
Nonbinding Shareholder Proposal, if properly presented (Page 31)	AGAINST
Advisory Vote to Approve Executive Compensation (Page 34)	FOR
Ratification of Auditors (Page 74)	FOR

Recent Governance Improvements

Shareholder Rights
In 2025, in support of enhancing shareholder rights, the board adopted amendments to the company's Articles of Incorporation to replace supermajority voting requirements with simple majority vote requirements. Shareholders approved the board's action at the 2025 Annual Meeting of Shareholders. In 2026, in response to shareholder feedback and to better align with market practice, the board adopted another amendment to the company's Articles of Incorporation to reduce the ownership threshold required to call a special shareholder meeting from fifty (50) percent to twenty-five (25) percent and is asking for shareholder approval of Proposal 2 at the 2026 Annual Meeting of Shareholders. These recent amendments underscore a deliberate focus by the board on ensuring shareholder rights that are meaningful and appropriately balanced.

Board Refreshment
In 2025, the board added another independent director, Edward S. Wilkins, CPA, who is an expert in audit analytics and who serves as an adjunct professor at Vanderbilt University's Owen Graduate School of Management while also advising Rutgers' Continuous Auditing and Reporting Lab. The board is now comprised of 14 directors, of which more than 71% are independent and over 35% are diverse based on gender and/or race and ethnicity. Importantly, the appointment of six new directors since 2019 is a reflection of the board's commitment to the infusion of new and diverse skill sets. Four of these more recently appointed directors are independent. The average tenure of our 10 independent directors is
12 years.
Our Governance Practices
Cincinnati Financial is committed to strong corporate governance. We believe that strong governance builds trust and promotes the long-term interests of our shareholders. Highlights of our corporate governance practices include:
Board Governance Practices
•Board composition that reflects diversity of skills, expertise, experience and backgrounds.
•Strong board oversight of enterprise risk.
•Fully independent audit, compensation and nominating committees.
•Separation of roles of chairman and chief executive officer (CEO).
•Strong and engaged independent lead director.
•Robust stock ownership guidelines for directors at five times annual cash meeting fees.
•Code of Conduct applicable to directors, officers and company associates.
•Annual evaluation of the CEO by the non-employee directors, led by the chair of the compensation committee.
•Annual board and committee self-assessments.
•Regular executive sessions of the non-employee directors at the board and committee level.
•High degree of board interaction with management to ensure successful oversight and succession planning.
•Responsive to shareholder feedback.
•Mandatory retirement age for directors.

Shareholder Rights and Engagement
•All directors are elected annually with a simple majority standard for all uncontested director elections and by plurality in contested director elections.
•Common stock is the only class of shares outstanding.
•No poison pill.
•Simple majority voting standards.
•Shareholders have the right to call a special meeting.
•Regular engagement with shareholders to understand their perspectives and concerns on a broad array of topics, including financial performance, corporate governance, executive compensation, risk management and sustainability matters.
•Comprehensive sustainability reporting, including a Sustainability Report, Sustainability Data Sheet, SASB Report, and Task Force on Climate-Related Financial Disclosures Report.
•Proxy access for director nominees, enabling a shareholder, or group of up to 20 shareholders holding 3% of the company's common shares for at least three years, to nominate candidates for the greater of two seats or 20% of the board nominees.
Compensation Governance
•Heavy majority of named executive officer (NEO) compensation is performance-based and at-risk, with no guaranteed bonus or salary increase.
•Robust stock ownership guidelines of five times salary for the CEO and three and a half times salary for the other NEOs.
•Prohibition on all hedging of Cincinnati Financial securities by directors, officers and all company associates.
•No tax gross-up payments to executives.
•Annual shareholder advisory approval of executive compensation program.
•Annual compensation risk assessment performed by the company's chief risk officer.
•Compensation clawback provisions including a Policy For The Recovery Of Erroneously Awarded Compensation incorporated into grants of incentive compensation under shareholder-approved compensation plans.
•Double-trigger acceleration provisions for vesting of plan-based compensation in the event of a change in control.

Director Nominees
The following table provides summary information about each director nominee. Complete information about each director’s background and experience begins on Page 11. Each director stands for election annually.

Name	Age	Primary Occupation	Independent	Committee Memberships	Other Public Company Boards
Nancy C. Benacci	70	Head of Equity Research (Retired), KeyBanc Capital Markets	✓	A, I	1
Linda W. Clement-Holmes	63	Chief Information Officer (Retired), The Procter & Gamble Company	✓	A, C, N	1
Dirk J. Debbink*	70	Chairman, MSI General Corporation	✓	A, E, I, N (Chair)	0
Steven J. Johnston	66	Executive Chairman of the Board, Cincinnati Financial Corporation		E (Chair), I (Chair)	0
Jill P. Meyer	54	Chief Operating and Relationships Officer and Founding Managing Director - Cincinnati, The O.H.I.O. Fund	✓	C, N	0
David P. Osborn	65	President, Osborn Williams & Donohoe LLC	✓	A, C (Chair), I	0
Gretchen W. Schar	71	Executive Vice President, Chief Financial and Administrative Officer (Retired), Arbonne International LLC	✓	A (Chair), C, N	1
Charles O. Schiff	56	Chief Executive Officer, Secretary and Treasurer, John J. & Thomas R. Schiff & Co. Inc.		I	0
Douglas S. Skidmore	63	Chief Executive Officer, Skidmore Sales & Distributing Company Inc.	✓	E, N	0
Stephen M. Spray	59	President and Chief Executive Officer, Cincinnati Financial Corporation		E, I	0
John F. Steele, Jr.	72	Chairman and Chief Executive Officer, Hilltop Basic Resources Inc.	✓	E	0
Larry R. Webb	70	President (Retired), Webb Insurance Agency Inc.		E, I	0
Edward S. Wilkins	66	Adjunct Professor, Vanderbilt University; Audit & Assurance Partner, Deloitte & Touche LLP (Retired)	✓	A	0
Cheng-sheng Peter Wu	64	External Advisor, Boston Consulting Group	✓	A	0
* Lead Independent Director
A Audit Committee
C Compensation Committee
E Executive Committee
I Investment Committee
N Nominating Committee

2025 Executive Compensation Highlights
The NEOs earned payouts of annual incentive compensation at the threshold level and payouts of performance-based restricted stock units for the performance period ending December 31, 2025, at the maximum level. During that period, we produced a value creation ratio (VCR) of 18.8% that combined with premium growth and profitability targets to achieve a final annual incentive award placement of outperforming three of the nine peer group companies; and a three-year total shareholder return (TSR) of 72.2%, exceeding that of eight of the nine peer companies. Set forth below is the 2025 compensation for each NEO as determined under Securities and Exchange Commission (SEC) rules. See the notes accompanying the Summary Compensation Table (SCT) on Page 56 for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Total Compensa- tion ($)
Stephen M. Spray	1,130,250	—	1,768,274	1,703,668	681,450	619,823	40,027	5,943,492
President and Chief Executive Officer

Michael J. Sewell	1,073,137	—	1,146,159	1,011,001	404,384	—	313,801	3,948,482
Chief Financial Officer

Steven J. Johnston	513,750	—	804,764	774,399	309,750	—	373,779	2,776,442
Executive Chairman of the Board

John S. Kellington	748,297	—	799,736	704,960	281,977	—	184,490	2,719,460
Chief Information Officer

Teresa C. Cracas	681,352	—	728,436	641,910	256,750	—	189,764	2,498,212
Chief Risk Officer

Security Ownership of Principal Shareholders and Management
Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment authority over such security. A beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the company who are deemed to be beneficial owners of at least 5% of our common stock as of March 4, 2026, except to the extent indicated otherwise in the footnotes.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Footnote Reference	Percent of Class
Common Stock	The Vanguard Group Inc.
	100 Vanguard Blvd.	19,174,221	(1)	12.32
	Malvern, PA 19355

Common Stock	BlackRock Inc.
	50 Hudson Yards	12,157,797	(2)	7.81
	New York, NY 10001

Common Stock	State Street Corporation
	State Street Financial Center	9,711,032	(3)	6.24
	1 Congress Street, Suite 1
	Boston, MA 02114

(1)    Reflects ownership as of December 29, 2023, according to Form 13G/A filed by The Vanguard Group Inc. on February 13, 2024.
(2)    Reflects ownership as of December 31, 2023, according to Form 13G/A filed by BlackRock Inc. on January 26, 2024.
(3)    Reflects ownership as of December 31, 2023, according to Form 13G/A filed by State Street Corporation on January 25, 2024.

The outstanding common shares beneficially owned by each director and named executive officer, and total outstanding shares for all directors and executive officers as a group as of March 4, 2026, are shown below:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Footnote Reference	Percent of Class

Other Directors and Named Executive Officers
Nancy C. Benacci, CFA, NACD.DC	8,546		0.01
Linda W. Clement-Holmes	17,987		0.01
Teresa C. Cracas, Esq.	194,795	(1)	0.13
Dirk J. Debbink	60,560		0.04
Steven J. Johnston, FCAS, MAAA, CFA, CERA	893,652	(1)(2)	0.57
John S. Kellington	257,690	(1)	0.17
Jill P. Meyer, Esq.	6,559		—
David P. Osborn, CFA	64,605		0.04
Gretchen W. Schar	34,960		0.02
Charles O. Schiff	1,173,206	(3)(4)	0.75
Michael J. Sewell, CPA	377,106	(1)(2)	0.24
Douglas S. Skidmore	51,649	(5)	0.03
Stephen M. Spray	233,562	(1)	0.15
John F. Steele, Jr.	32,200		0.02
Larry R. Webb, CPCU	511,484	(6)	0.33
Edward S. Wilkins, CPA	765		—
Cheng-sheng Peter Wu, FCAS, ASA, MAAA, CSPA	1,803		—

All directors and nondirector executive officers as a group (30 individuals)	4,584,495	(1)(2)(3)(4)(5)(6)	2.94

Except as otherwise indicated in the notes below, each person has sole voting and investment power with respect to the common shares noted.
(1)    Includes shares available within 60 days from exercise of stock options in the amount of 492,541 shares for Mr. Johnston; 250,790 shares for Mr. Sewell; 160,831 for Mr. Spray; 147,110 for Mr. Kellington; 142,418 for Ms. Cracas; and 387,957 shares for the nondirector executive officers as a group.
(2)    Includes shares held in the company's nonqualified savings plan for highly compensated associates in the amounts of 187,271 shares for Mr. Johnston and 14,393 shares for Mr. Sewell; and 3,173 shares for the nondirector executive officers as a group. Individuals participating in this plan do not have the right to vote these shares.
(3)    Includes shares pledged as collateral as of December 31, 2025, in the amounts of 66,078 for Mr. C Schiff; and 100 for the nondirector executive officers as a group.
(4)    Includes 149,172 shares held in a family trust, of which Mr. C Schiff is a trustee, and 181,055 shares held in the Skylar Foundation, of which Mr. C. Schiff is a trustee.
(5)    Includes 7,600 shares owned of record by Skidmore Sales Profit Sharing Plan, of which Mr. Skidmore is an administrator and shares investment authority.
(6)     Includes 186,257 shares owned of record by a limited partnership of which Mr. Webb is a general partner and 43,478 shares owned of record by a trust for the benefit of his children and former spouse.

Delinquent Section 16(a) Reports
Directors, executive officers and 10% shareholders are required to report their beneficial ownership of our stock according to Section 16 of the Exchange Act. Those individuals are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent calendar year. Based on our review of forms we received or written representations from reporting persons stating that they were not required to file these forms, we believe that all Section 16(a) filing requirements were satisfied on a timely basis during calendar year 2025 except for the following:

Dawn S. Chapel was appointed by the company as an executive officer on January 31, 2025, thus qualifying as a reporting person under Section 16 of the Exchange Act. A Form 3 was filed on February 12, 2025, but was due on February 10, 2025.

Chet H. Swisher was appointed by the company as an executive officer on January 31, 2025, thus qualifying as a reporting person under Section 16 of the Exchange Act. A Form 3 was filed on February 12, 2025, but was due on February 10, 2025.

Scott A. Schuler was appointed by the company as an executive officer on January 31, 2025, thus qualifying as a reporting person under Section 16 of the Exchange Act. A Form 3 was filed on February 12, 2025, but was due on February 10, 2025.

Edward S. Wilkins was appointed by the company as a director on June 20, 2025, thus qualifying as a reporting person under Section 16 of the Exchange Act. A Form 3 was filed on July 2, 2025, but was due on June 30, 2025.

Information About the Board of Directors
The mission of the board is to encourage, facilitate and foster the long-term success of Cincinnati Financial Corporation. The board oversees management in the performance of the company’s obligations to our independent agents, policyholders, associates, communities and suppliers in a manner consistent with the company’s mission and with the board’s responsibility to shareholders to deliver superior, sustainable shareholder value over the long term.

Proposal 1 - Election of Directors
Directors are elected annually. The board of directors currently consists of 14 directors, 10 of whom are determined to be independent by the board, according to the definition of independence specified in the Nasdaq listing requirements.

On November 21, 2025, the board, upon the recommendation of its nominating committee, unanimously nominated the 14 directors listed below for re-election to the board at the 2026 Annual Meeting of Shareholders.

The directors elected at the 2026 Annual Meeting will hold office until the 2027 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the proxy card (the proxy holders) attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of the 14 nominees named below. The board of directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the board of directors may designate.

Vote Required
Director nominees receiving more votes cast for their election than against will be elected directors of the company. Abstentions and broker nonvotes have no effect on the voting for this proposal.

The board of directors recommends a vote FOR Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, Steven J. Johnston, Jill P. Meyer, David P. Osborn, Gretchen W. Schar, Charles O. Schiff, Douglas S. Skidmore, Stephen M. Spray, John F. Steele, Jr., Larry R. Webb, Edward S. Wilkins and Cheng-sheng Peter Wu as directors to hold office until the 2027 Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees for Directors for Terms of Office Continuing until 2027
Each of our directors brings to our board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, many of our directors bring public company board experience – either significant experience on other boards or long service on our board – that broadens their knowledge of board policies and processes, rules and regulations, as well as issues and solutions. Further, each director has civic and community involvement that mirrors our company’s values emphasizing personal service, relationships and local decision making.

Board Skills Matrix

	Benacci	Clement-Holmes	Debbink	Johnston	Meyer	Osborn	Schar	Schiff	Skidmore	Spray	Steele	Webb	Wilkins	Wu
Business Management	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Leadership	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Financial Expertise	X			X		X	X						X
Insurance	X			X				X		X		X	X	X
Investment	X			X		X
Legal					X
Accounting and Auditing				X			X						X
Technology and Information Security		X		X
Cybersecurity Certification	X	X
Artificial Intelligence		X											X	X
Civic and Community Involvement	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Independence	X	X	X		X	X	X		X		X		X	X
Diversity	X(1)	X(1)(2)			X(1)		X(1)							X(2)
(1)    Gender diverse
(2)    Racially/ethnically diverse

The nominating committee’s process to recommend qualified director candidates is described on Page 26 under Director Nomination Considerations and Process.

The biographies of our director nominees, including their names, ages, the year first elected as a director, their present positions, principal occupations and public company directorships held in the past five or more years begin on Page 13. For each director, we also describe specific individual qualifications and skills that contribute to the overall effectiveness of our board and its committees.

Biographical Information About Our Director Nominees
(Data as of March 4, 2026)
Nancy C. Benacci
CFA, NACD.DC
Age: 70
Director since 2020
Committees: Audit, Investment
U.S. Insurance Subsidiary Director
Ms. Benacci served as head of equity research from 2004 until her retirement in 2019 of KeyBanc Capital Markets, a subsidiary of KeyCorp, one of the nation’s largest bank-based financial services companies. She directed a sell-side equity research group of more than 100 individuals covering 600 companies in a variety of industries. For more than a decade earlier in her career, she provided research coverage on companies in the property casualty and life insurance sectors.
Director Qualifications
✓Brings to the board extensive leadership skills, including strategy development; revenue and market share growth; and business transformation
✓Contributes valuable perspective on the investment analyst community and capital markets based on financial expertise and experience in governance and compliance
✓Certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute
Other Public Company Directorships
Regis Corporation (2023-present)
Selected Directorships and Memberships
Trustee, The Payden & Rygel Investment Group (2023-present)
Board Co-Chair, John Carroll University
(2024-present) and Director (2006-2017;
2019-present)
Nonprofit boards benefiting cancer patients and student scholarships
Linda W. Clement-Holmes
Age: 63
Director since 2010
Committees: Audit, Compensation, Nominating
Ms. Clement-Holmes was chief information officer of publicly traded The Procter & Gamble Company from 2015 to 2017. She retired from Procter & Gamble in 2018, following a 35-year career. As Procter & Gamble’s chief information officer, Ms. Clement-Holmes led the entire global information technology organization (2,500 IT professionals), set strategic direction and drove technology innovation. From 2010 to 2014, she was senior vice president of Global Business Services and also served as chief diversity officer from 2010 to 2012.
Director Qualifications
✓Brings to the board expertise in leveraging emerging business technologies to support speed and innovation and align with strategic goals
✓Certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute
Other Public Company Directorships
Fifth Third Bancorp (2020- present)
Selected Directorships and Memberships
Member, IT Senior Management Forum
(2000-present)
American Heart Association and other nonprofit boards benefiting women, families and childcare, along with educational, civic and professional IT organizations

Dirk J. Debbink
Age: 70
Director since 2012
Lead Independent Director
Committees: Audit, Executive, Investment, Nominating (chair)
U.S. Insurance Subsidiary Director
Mr. Debbink is chairman since 2007 of MSI General Corporation, a privately owned design/build construction firm. He joined MSI General in 1983, holding various positions of increasing responsibility and serving as the company’s president from 1991 to 2007. Mr. Debbink has served as Reserve Deputy Commander, U.S. Pacific Fleet and Commander, Navy Reserve Force. While on active duty with the U.S. Navy, he was a senior member of the staff of the Chief of Naval Operations in the Pentagon.
Director Qualifications
✓Brings to the board extensive experience in strategic planning and execution; sales and marketing; information technology for a worldwide dispersed workforce; human resources, including pension and profit-sharing plans; and government relationships at the federal level
✓Contributes valuable perspective based on leadership of small firms typical of the company’s commercial policyholders to extremely large organizations
Selected Directorships and Memberships
Board Member, Discovery World Science & Technology Center (2017-present)

Steven J. Johnston
FCAS, MAAA, CFA, CERA
Age: 66
Director since 2011
Executive Chairman of the Board
Committees: Executive (chair), Investment (chair)
U.S. Subsidiary Director
Since 2020, Mr. Johnston has served as executive chairman of the board. Serving as president of the company and its U.S. subsidiaries from 2011 to 2022, and as chief executive officer from 2011 to May 2024, he continues to facilitate the business of the board and supports management by working with agencies, investors, shareholders and other industry and business organizations. From 2008 to 2011, he was chief financial officer, senior vice president and secretary for both the company and The Cincinnati Insurance Company, and treasurer of the company.
Director Qualifications
✓Brings to the board expertise gained from management of our operations and identifying challenges and opportunities
✓Contributes accounting and actuarial expertise; experience driving technology and efficiency improvements; and strong communication skills to aid in his role as liaison between the board and senior management
Selected Directorships and Memberships
Member, American Academy of Actuaries
(1987-present)
Fellow, Casualty Actuarial Society (1990-present)
Chartered Financial Analyst (1997-present)
Chartered Enterprise Risk Analyst (2013-present)
Board Member, American Property Casualty Insurance Association (2021-present)
Executive Committee, Ohio Business Roundtable (2023-present)

Jill P. Meyer, Esq.
Age: 54
Director since 2019
Committees: Compensation, Nominating
U.S. Property Casualty Insurance Subsidiary Director
Ms. Meyer is the chief operating and relationships officer, and founding managing director-Cincinnati, for The O.H.I.O. Fund, a private investment firm committed to investing in and partnering with innovative entrepreneurs, business leaders and co-investors in Ohio. Ms. Meyer served as president and chief executive officer from 2015 to 2023 of the Cincinnati USA Regional Chamber, one of the largest metro chambers in the nation. She was responsible for the overall execution of the Chamber’s strategic plan, annual goals, financial performance and team development. Prior to joining the Chamber, Ms. Meyer was an attorney with Frost Brown Todd LLC, serving as partner-in-charge for the Cincinnati office from 2009 to 2015. Her legal practice was focused on a wide spectrum of business matters, including counseling and litigating advertising and media law issues.
Director Qualifications
✓Brings to the board strong business acumen, legal experience and community perspective
✓Enhances the board’s ability to foster the company’s focus on long-term strategies that can benefit shareholders and other key constituents
Selected Directorships and Memberships
Board Chair, Cincinnati Branch of the Federal Reserve Bank of Cleveland (2025-present) and Director (2023-present)
Member, Federal Reserve Bank of Cleveland - Cincinnati Business Advisory Council (2020-2023)
Board Member, United Way of Greater Cincinnati (2021-present)

David P. Osborn
CFA
Age: 65
Director since 2013
Committees: Audit, Compensation (chair), Investment
U.S. Insurance Subsidiary Director
Since 2012, Mr. Osborn has been president of Osborn Williams & Donohoe LLC, a Cincinnati-based independent investment advisory firm. He joined its predecessor firm in 1993, becoming a partner in 2010.
Director Qualifications
✓Brings to the board experience with dividend growth investment strategy to support investment committee decisions
✓Leverages deep experience building relationships and setting long-term, strategic business plans to enhance board discussions of the company's long-term outlook and strategic planning activities
Selected Directorships and Memberships
Board Member, Cincinnati Children’s Hospital (2016-present)
Board Member, Greater Cincinnati Foundation (2017-present)

Nonprofit boards benefiting arts, education, youth services and the care of adults with neurological disorders

Gretchen W. Schar
Age: 71
Director since 2002
Committees: Audit (chair), Compensation, Nominating
Ms. Schar retired in 2018 from Arbonne International LLC, a beauty and nutritional product company headquartered in Irvine, California. As executive vice president and chief financial and administrative officer of the firm since 2011, she led the firm’s financial, accounting, strategy and business planning, operations, information technology, human resources and international functions. She was executive vice president and chief financial officer from 2008 to 2011 of Philosophy Inc., an international, prestige beauty brand based in Phoenix, Arizona.
Director Qualifications
✓Brings to the board leadership skills in key areas, including accounting, auditing and financial reporting, investor relations, capital management, human resources, information technology, strategic planning and business planning
✓Draws on knowledge of customer relationship management and distribution chains to benefit board discussions and decisions
Other Public Company Directorships
Carter's Inc. (2019-present)
Selected Directorships and Memberships
Nonprofit boards benefiting fine and performing arts, arts education, a hospital and general philanthropy

Charles O. Schiff
Age: 56
Director since 2020
Committee: Investment
U.S. Insurance Subsidiary Director
Mr. Schiff is chief executive officer of John J. & Thomas R. Schiff & Co. Inc., a privately owned, Cincinnati-based independent insurance agency. Working in the insurance industry since 2002, he excels in learning his clients’ businesses and recommending appropriate risk management strategies, including insurance products and services that help his clients achieve their goals. In addition to maintaining a profitable insurance book of business, he oversees the agency’s financial management and governance activities.
Director Qualifications
✓Brings to the board extensive knowledge of the insurance marketplace, consumer buying habits and trends in competition
✓Provides ongoing insight into how we are serving our primary customers, helping evaluate the impact of our decisions on agency operations
✓Contributes the perspective of a large shareholder to board discussions and decisions
Selected Directorships and Memberships
Nonprofit boards benefiting performing arts, children’s dental services and general philanthropy

Douglas S. Skidmore
Age: 63
Director since 2004
Committees: Executive, Nominating
Mr. Skidmore has been chief executive officer since 2003 and director since 1994 of Skidmore Sales & Distributing Company Inc., a privately owned, Cincinnati-based, full-service independent distributor and broker of quality industrial food ingredients. He was president from 1994 to 2013 and marketing manager from 1990 to 1994.
Director Qualifications
✓Brings to the board the benefits of experience gained from executive roles in strategic planning, marketing, human resources and overall growth and performance of his second-generation family business, which shares many characteristics with our typical commercial policyholders
✓Provides a policyholder view of our products and services and draws on management experience to contribute to the board’s oversight of business processes and technology initiatives
Selected Directorships and Memberships
Member, Institute of Food Technologists
(1990-present)
Member, Food Ingredient Distributors Association, (2005-present)
Trustee, Athletes in Action (2013-present)
Trustee, Cincinnati Opera (2018-present)
Board Member, FC Foundation (2024-present)

Stephen M. Spray
Age: 59
Director since 2024
President and Chief Executive Officer
Committees: Executive, Investment
U.S. Subsidiary Director
Mr. Spray is chief executive officer of Cincinnati Financial Corporation and its U.S.-based subsidiaries since May 2024, and president since 2022. After joining Cincinnati Insurance in 1991, he held various positions with the company, each increasing in scope and responsibilities. Mr. Spray was instrumental in the formation of The Cincinnati Specialty Underwriters Insurance Company in 2007. From 2011 to 2016, he was responsible for sales and marketing, including management of field underwriters and independent agency relationships. He led the company’s commercial lines operations from 2016 until 2019 and served as chief insurance officer of the property casualty subsidiaries from 2019 until 2022.
Director Qualifications
✓Brings to the board an extensive understanding of the insurance industry, how to maintain the company’s industry-leading profitability and growth and of the value of its agency-centered business model
✓Draws on experience gained from his time as an independent agent and day-to-day management of the company’s operations to develop and drive long-term strategies that advance key advantages with agents and produce value for shareholders
Selected Directorships and Memberships
Bowling Green State University, Insurance and Risk Management Advisory Board, (2015-present)
Cincinnati Business Committee (2026)

John F. Steele, Jr.
Age: 72
Director since 2005
Committee: Executive
U.S. Property Casualty Insurance Subsidiary Director
Mr. Steele is chairman since 2004, chief executive officer since 1994 and a director since 1985 of Hilltop Basic Resources Inc., a privately owned, Cincinnati-based aggregates and ready-mix concrete supplier to the construction industry.
Director Qualifications
✓Brings to the board his deep experience in all aspects of business ownership, operations and customer relationships
✓Provides a policyholder perspective, including intimate knowledge of family-run corporations and the construction industry, which is the source of approximately 40% of our commercial general liability insurance premiums
Selected Directorships and Memberships
Board Member, National Stone, Sand & Gravel Association (2001-2010; 2013-present)
Board Member, The Wm. Powell Company
(2023-present)

Larry R. Webb
CPCU
Age: 70
Director since 1979
Committees: Executive, Investment
U.S. Insurance Subsidiary Director
Mr. Webb was president since 1994 and a director since 1980 of Webb Insurance Agency Inc., a privately owned, independent insurance agency based in Lima, Ohio. He retired from both positions in January 2023. Prior to becoming president, he was treasurer of the agency from 1981 to 1994. He has been a licensed insurance agent since 1977.
Director Qualifications
✓Brings to the board insights gained as a principal owner of an independent insurance agency, with duties that included financial management and accounting oversight, information technology, human resources, sales and marketing, risk management and relationship development with insurance companies and clients
✓Draws on his long tenure on our board and as a large shareholder, as well as his agency’s representation of our products and services since 1951 to contribute deep institutional knowledge, promoting continuity of the agent-centered mission and values essential to our business model
Selected Directorships and Memberships
Nonprofit boards benefiting an airport authority and cultural organizations

Edward S. Wilkins
CPA
Age: 66
Director since 2025
Committee: Audit
U.S. Property Casualty Insurance Subsidiary Director
Mr. Wilkins served as an Audit & Assurance partner with Deloitte & Touche LLP from 1984 to his retirement in 2020, focusing primarily on the financial services industry. He is currently an adjunct professor at Vanderbilt University’s Owen Graduate School of Management and teaches auditing and analytics in the Master of Accountancy Program. While at Deloitte, Mr. Wilkins served as the lead audit partner for some of the organization’s largest clients. He also led the Audit Analytics practice, where he was instrumental in integrating large data and analytics into current audit approaches, working closely with the national audit group to drive innovation, leverage technology and embrace change.
Director Qualifications
✓Brings to the board deep technical knowledge of the insurance industry and understanding of the complex regulatory environment in which we operate
✓Draws on extensive leadership and relationship-building skills gained from overseeing large complex audit engagement teams and representing Deloitte on several industry committees that shaped leading practices for the audit profession
✓Contributes valuable perspective on using data analytics and technology to increase quality and effectiveness
Selected Directorships and Memberships
Member, American Institute of Certified Public Accountants
Advisory board member, Rutgers University Continuous Auditing and Reporting Lab
Cheng-sheng Peter Wu
FCAS, ASA, MAAA, CSPA
Age: 64
Director since 2024
Committee: Audit
U.S. Property Casualty Insurance Subsidiary Director
Mr. Wu currently serves as an external advisor for Boston Consulting Group providing expert insight in the areas of insurance analytics, data science and artificial intelligence with a focus on emerging technologies and their impact on the insurance industry. From 1995 to 2020, he was managing director and chief actuarial analytics practice leader for Deloitte Consulting LLP where he co-founded and managed a team that pioneered the development and implementation of cutting-edge analytics and data science solutions for insurers.
Director Qualifications
✓Brings to the board deep industry knowledge and broad consulting experience in the areas of predictive analytics, data modeling and artificial intelligence
✓Contributes expertise in data science and analytics applications for insurance, helping the company to embrace future technologies and to set strategies and goals that will produce the best business results
Selected Directorships and Memberships
Fellow, Casualty Actuarial Society (1996-present)
Associate, Society of Actuaries (1993-present)
Member, American Academy of Actuaries
(1996-present)
Certified Specialist in Predictive Analytics, Casualty Actuarial Society (2017-present)

Committees of the Board and Meetings
There are five standing committees of the board: audit, compensation, executive, investment and nominating. Each committee operates pursuant to a written charter adopted by the board, copies of which are posted on investors.cinfin.com. Each year the board considers changes to the charters recommended by each committee, if any, and reapproves them.

The following table summarizes the current membership of the board and each of its committees, as well as the number of times the board and each committee met during 2025:

	Board	Audit	Compensation	Executive	Investment	Nominating
Ms. Benacci	X	X			X
Ms. Clement-Holmes	X	X	X			X
Mr. Debbink	X	X		X	X	Chair
Mr. Johnston	Chair			Chair	Chair
Ms. Meyer	X		X			X
Mr. Osborn	X	X	Chair		X
Ms. Schar	X	Chair	X			X
Mr. Schiff	X				X
Mr. Skidmore	X			X		X
Mr. Spray	X			X	X
Mr. Steele, Jr.	X			X
Mr. Webb	X			X	X
Mr. Wilkins	X	X
Mr. Wu	X	X
Number of 2025 meetings	5	4	3	2	6	6

Board members are expected to attend the Annual Meeting of Shareholders, all meetings of the board and the meetings of committees of which they are a member. In 2025, all directors attended the Annual Meeting of Shareholders and 100% of the meetings indicated above for the board and committees of which they were members.

The annual meeting of directors is held immediately following the Annual Meeting of Shareholders. The board of directors will review committee assignments at its meeting on May 2, 2026.

Audit Committee - The audit committee oversees the process of accounting and financial reporting, audits and financial statements of the company, its disclosure controls and procedures, its management of artificial intelligence and its cybersecurity efforts. The Report of the Audit Committee begins on Page 74.

All of the members of the audit committee are believed to meet the Nasdaq criteria for independence and audit committee membership and the independence criteria of Section 10A-3 of the Exchange Act. Further, Ms. Benacci, Mr. Osborn, Ms. Schar and Mr. Wilkins qualify as financial experts according to the SEC definition and meet the standards established by Nasdaq for financial expertise. In addition, Ms. Benacci and Ms. Clement-Holmes are certified in Cybersecurity Oversight by Carnegie Mellon University's Software Engineering Institute.

Compensation Committee - The compensation committee discharges the responsibility of the board of directors relating to compensation of the company’s directors, its executive officers and its internal audit officer. The committee also administers the company’s stock compensation and annual incentive compensation plans. The Report of the Compensation Committee begins on Page 35.

All of the members of the compensation committee are believed to meet the Nasdaq criteria for independence and qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. They also are believed to meet the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (Section 162(m)).

Executive Committee - The executive committee exercises the powers of the board of directors in the management of the business and affairs of the company between meetings of the board of directors.

Investment Committee - The investment committee provides oversight of the policies and procedures of the investment department of the company and its subsidiaries and reviews the invested assets of the company. The objective of the committee is to oversee the management of the portfolio to ensure the long-term security of the company.

Nominating Committee - The nominating committee identifies, recruits and recommends qualified candidates for election as directors and officers of the company and as directors and officers of its subsidiaries. The committee also nominates directors for committee membership. Further, the committee oversees the corporate governance and compliance policies of the company. Information about the director nomination process begins on Page 26.

All of the members of the nominating committee are believed to meet the Nasdaq criteria for independence.

Compensation of Nonemployee Directors
In 2025, nonemployee directors were compensated for their board service as follows:

Annual Cash Retainer	$75,000
Annual Stock Retainer	$75,000
Chairman Annual Cash Retainer*	$50,000
Lead Director Annual Cash Retainer	$50,000
Independent Committee Chair Cash Retainer	$25,000
Meeting Fees - Cash	$4,500 per board meeting $1,500 per committee meeting (except investment committee) $6,000 per investment committee meeting $7,500 maximum per day $60,000 minimum per calendar year
Meeting Fees - Stock	Matches cash meeting fees up to maximum of $60,000 per year
*When the chairman is not an executive of the company.

The compensation committee grants the stock awards for each director’s prior year’s board service at its first scheduled meeting each calendar year. See Stock-Based Award Grant Practices, Page 49. Amounts shown in the Stock Awards column of the 2025 Director Compensation table below reflect grants awarded under the Cincinnati Financial Corporation Non-Employee Directors' Stock Plan of 2018 (Directors' Stock Plan of 2018) at the committee’s meeting on January 29, 2026, for board service in 2025.

In early 2024, the committee adjusted nonemployee director compensation to achieve better alignment with competitive market practice. The committee did not make any design changes in 2025.

The company also provides outside directors with life insurance, personal umbrella liability insurance and spouse travel and meals for certain business events. See Perquisites and Other Personal Benefits, Page 50, for details about these benefits. Amounts contained in the All Other Compensation column of the 2025 Director Compensation table reflect the aggregate cost of these individual benefits.

Other than providing outside directors with the opportunity to defer compensation under the Cincinnati Financial Corporation Nonemployee Director Deferred Compensation Plan, the company does not provide outside directors with retirement benefits, benefits under health and welfare plans or compensation in any form not described above, nor does it have any agreement with any director to make charitable donations in the director’s name.

2025 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Nancy C. Benacci	141,000	135,020	12,157	288,177
Linda Clement-Holmes	135,000	135,020	15,545	285,565
Dirk J. Debbink	228,000	135,020	17,922	380,942
Jill P. Meyer	135,000	135,020	1,568	271,588
David P. Osborn	166,000	135,020	3,150	304,170
Gretchen W. Schar	160,000	135,020	12,313	307,333
Charles O. Schiff	135,000	135,020	16,067	286,087
Douglas S. Skidmore	135,000	135,020	18,054	288,074
John F. Steele, Jr.	135,000	135,020	14,755	284,775
Larry R. Webb	136,500	135,020	24,021	295,541
Edward S. Wilkins	99,560	99,631	14,983	214,174
Cheng-sheng Peter Wu	135,000	135,020	15,962	285,982

(1)    Mr. Johnston is executive chairman of the board of the company and Mr. Spray is the president and chief executive officer of the company. Compensation for Messrs. Johnston and Spray are shown in the Summary Compensation Table and supporting disclosure beginning on Page 56. Messrs. Johnston and Spray receive no additional compensation for service as a director.
(2)    Stock awards for nonemployee directors under the Directors' Stock Plan of 2018 were valued at fair market value determined by the average of the high and low sales price on Nasdaq on January 29, 2026, the date of grant, times the number of shares awarded. The per share fair market value on January 29, 2026, was $159.41. The number of shares underlying the stock awards reported in this column was 847 for each nonemployee director who completed a full year of service. Mr. Wilkins was granted 625 shares.
(3)    For Ms. Meyer and Mr. Osborn, includes premiums paid for personal umbrella liability insurance and life insurance for the benefit of the director.
For Ms. Benacci, includes perquisites in the aggregate amount of $12,157, which includes the incremental additional cost of $10,068 for travel and meals for business events to which spouses or guests are invited; $1,917 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Ms. Clement-Holmes, includes perquisites in the aggregate amount of $15,545, which includes the incremental additional cost of $13,171 for travel and meals for business events to which spouses or guests are invited; $2,256 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Debbink, includes perquisites in the aggregate amount of $17,922, which includes the incremental additional cost of $12,430 for travel and meals for business events to which spouses or guests are invited; $5,374 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Ms. Schar, includes perquisites in the aggregate amount of $12,313, which includes the incremental additional cost of $10,669 for travel and meals for business events to which spouses or guests are invited; $1,526 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Schiff, includes perquisites in the aggregate amount of $16,067, which includes the incremental additional cost of $12,556 for travel and meals for business events to which spouses or guests are invited; $3,393 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Skidmore, includes perquisites in the aggregate amount of $18,054, which includes the incremental additional cost of $14,080 for travel and meals for business events to which spouses or guests are invited; $3,856 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Steele, includes perquisites in the aggregate amount of $14,755, which includes the incremental additional cost of $11,593 for travel and meals for business events to which spouses or guests are invited; and $3,044 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Webb, includes perquisites in the aggregate amount of $24,021, which includes the incremental additional cost of $13,629 for travel and meals for business events to which spouses or guests are invited; and $10,274 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Wilkins, includes perquisites in the aggregate amount of $14,983, which includes the incremental additional cost of $13,150 for travel and meals for business events to which spouses or guests are invited; and $1,715 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.
For Mr. Wu, includes perquisites in the aggregate amount of $15,962, which includes the incremental additional cost of $11,605 for travel and meals for business events to which spouses or guests are invited; and $4,239 for premiums paid for a personal umbrella liability policy; and premiums paid for life insurance for the benefit of the director.

Governance of Your Company

Governance Policies and Practices
Our primary governance policies and practices are set forth in our Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers and Code of Conduct, which is applicable to all associates of the company. The nominating committee reviews these documents annually and, when appropriate, recommends changes for the board’s consideration and approval. These guidelines and codes are available on investors.cinfin.com.

Certain of the board’s governance policies and practices are summarized below:

Code of Conduct - Our Code of Conduct applies to the company and its U.S. subsidiaries and all of their associates, including officers and directors. It establishes ethical standards for a variety of topics, including complying with laws and regulations, observing blackout periods for trading in the company’s securities, accepting and giving gifts, handling conflicts of interest, handling the company’s confidential information and personal data of consumers, and reporting illegal or unethical behavior.

Insider Trading - Our Securities Trading Policy applies to the company and its directors, officers and associates. It establishes guidance and procedures to protect against insider trading and to protect the company’s reputation for integrity and ethical conduct. The policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and exchange listing standards. A copy of the Cincinnati Financial Corporation Securities Trading Policy and Addendum To Securities Trading Policy For Pre-Clearance And Blackout Procedures can be found in Exhibit 19 to the company’s 2023 Annual Report on Form 10-K filed on February 26, 2024.

Governance Hotline - Our audit committee oversees a governance hotline for the reporting of concerns about the company’s auditing, accounting and financial reporting activities. Callers can remain anonymous or identify themselves. The hotline is maintained by a third-party vendor. Reports of all calls are provided to the audit committee.

Board Leadership and Executive Sessions - The chairman of the board presides at all meetings of the board of directors. The chairman is appointed on an annual basis by at least a majority vote of the other directors. In 2024, the board of directors determined that the offices of chairman of the board and CEO would be split following the 2024 annual shareholders' meeting in connection with the announced CEO transition. The company has no fixed policy with respect to the separation of the offices of the chairman of the board and CEO. The board believes that the separation or combination of the offices of the chairman of the board and CEO is part of the succession planning process and that it is in the best interests of the company to make this determination from time to time. Indeed, throughout the company's history, the board has chosen at times to combine or separate these roles based on the facts and circumstances then existing.

When the chairman of the board is not an independent director, the board appoints a lead independent director. The company’s Corporate Governance Guidelines describe the authority and duties of the lead director. These include chairing the executive sessions of board meetings without management present, facilitating the communication between the independent directors and management on matters of interest and participating in the preparation of meeting agendas and materials sent to directors. The independent directors meet in executive session, without management present, at every regularly scheduled meeting of the board of directors.

Stock Ownership Guidelines - Our directors and officers are subject to stock ownership guidelines that set targets for levels of ownership at a multiple of the officer’s salary or director’s meeting fees. As of December 31, 2025, all of our directors and executive officers were in compliance with the guidelines. Director and Officer Ownership Guidelines are available on investors.cinfin.com.

Board's Role in Risk Oversight - The board believes that oversight of our risk management efforts is the responsibility of the entire board. It views enterprise risk management as an integral part of our strategic planning process. Each quarter the board receives a comprehensive report from the chief risk officer on the status of risk metrics relative to identified and board-approved tolerances and limits, risk assessments and risk plans, including risks related to climate and weather-related catastrophe events. The chief risk officer has direct access to all members of the board of directors and presents in person at board meetings twice each year. More information about how we manage risk, including risks related to climate and weather-related catastrophes, can be found in our 2025 Annual Report on Form 10-K and in our Task Force on Climate-Related Financial Disclosures Report and our Sustainability Report, which are available on investors.cinfin.com.

Additionally, the board delegates oversight responsibility for particular areas of risk to its committees. For example, our audit committee oversees management of risks related to accounting, auditing and financial reporting, maintaining effective internal controls for financial reporting, cybersecurity and the company's use of artificial intelligence. Our nominating committee oversees risk associated with our corporate governance and legal, regulatory and other nonfinancial compliance activities. Our compensation committee oversees the risks related to our executive compensation plans and arrangements. Our investment committee oversees the risks related to managing our investment portfolio. All of these risks are discussed with the entire board in the ordinary course of the chairperson’s report of committee activities at regular board meetings.

Board Evaluations - The board annually conducts a self-evaluation. Led by the lead independent director, feedback from individual directors is reviewed and discussed first by the nominating committee and then with the entire board. These discussions include specific governance topics such as director tenure, board refreshment and composition as well as the diversity of experience, skills, competencies and other qualities of current directors and future director candidates. The board intends for this annual process to help inform its decisions about how to best structure and govern itself in the short- and long-term, enabling it to provide effective oversight of the company for the benefit of shareholders.

Director Independence - Each year, based on all relevant facts and circumstances, the board determines which directors satisfy the criteria for independence. To be found independent, a director must not have a material relationship with the company, either directly or indirectly as a partner (other than a limited partner), controlling shareholder or executive officer of another organization that has a relationship with the company that could affect the director’s ability to exercise independent judgment.

Directors deemed independent are believed to satisfy the definitions of independence required by the rules and regulations of the SEC and the listing standards of Nasdaq. The board has determined that these directors and nominees meet the applicable criteria for independence as of January 30, 2026: Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, Jill P. Meyer, David P. Osborn, Gretchen W. Schar, Douglas S. Skidmore, John F. Steele, Jr., Edward S. Wilkins and Cheng-sheng Peter Wu. A majority, 10 of our current 14 directors, are believed to meet the applicable criteria for independence under Nasdaq listing standards.

Board Structure and Tenure - The board seeks to balance its independence, size and tenure while also achieving an appropriate integration of diverse proficiencies. The insurance business is complex, requiring new directors to develop a deep understanding of both our insurance operations and investment activities. Once this knowledge is acquired, the board expects that these directors will continue their board service for a significant period. As a consequence, the board expects the average tenure of its independent directors to be elevated. Following the 2026 Annual Shareholder Meeting, the board expects its 14-member board to include 10 independent directors (71.4%), of which four will have tenure of six years or less.

Director Education - The board takes a pragmatic and hands-on approach to director competency development, recognizing that effective oversight in a dynamic insurance marketplace requires directors to maintain a deep and current understanding of our business. To support this objective, a number of our directors are appointed to the boards of our operating subsidiary companies which provides them with direct exposure to in-depth management reports and discussions on the day-to-day business of underwriting, pricing, claims, investments, risk management, technology, and other critical aspects of our operations. This approach promotes systematic, continuous learning while also offering deeper engagement with a broader segment of the company's management team.

Shareholder Engagement - The board values constructive dialogue with investors and believes that regular engagement strengthens governance, strategic oversight and long-term value creation. In 2025, a broad cross-section of the company's senior management team hosted an Investor Day featuring discussions with investors about the company's strategic priorities, operating performance, underwriting discipline, financial position and long-term growth opportunities. Eight additional engagement events were held in 2025 with portfolio managers and analysts, and six meetings took place with institutional shareholders to discuss board composition, governance practices, executive compensation and sustainability perspectives. The board and management consider feedback received through these engagement activities as part of an ongoing evaluation of how the company's policies, practices and objectives are aligned with shareholder interests.
Director Nomination Considerations and Process - The nominating committee considers many factors when determining the eligibility of candidates for nomination as director. The committee does not have a diversity policy; however, the committee’s goal is to nominate candidates from a broad range of experiences, backgrounds and expertise who can enrich board discussions, deliberations and decisions. As set forth in the company's Corporate Governance Guidelines, the committee is charged with identifying nominees from a diverse pool of candidates with certain characteristics:
•Demonstrated character and integrity
•An ability to work with others
•Sufficient time to devote to the affairs of the company
•Specific skills and experiences that enhance the board's diversity and acumen
•Willingness to enter into a long-term association with the company, in keeping with the company’s overall business strategy
The nominating committee also considers the needs of the board in accounting and finance, business management, insurance, investments, technology and cybersecurity, leadership and such other areas as the board deems appropriate. The committee further considers factors included in the Corporate Governance Guidelines that might preclude nomination or renomination, including service on other public company boards. When a director is considering service on another public company's board, that director notifies the chairman of the board and the chairman of the nominating committee. Each year, when considering a director for renomination for election to the board, the nominating committee considers a director's service on other public company boards, weighing the potential benefit to our company against any potential negative impact of such service.

In particular, the nominating committee seeks to support our unique, agent-centered business model. The committee believes that the board should include a variety of individuals and should include independent insurance agents who bring a special knowledge of policyholders and agents in the communities where we do business.

Potential director candidates generally are identified by referral. The nominating committee follows a five-part process to evaluate nominees for director. The committee first performs an initial screening that includes reviewing background information on the candidates, evaluating their qualifications against the criteria set forth in the company’s Corporate Governance Guidelines and the skills and competencies that may be identified by the committee or the board as desirable in future director candidates. As it believes is appropriate, the committee may discuss the potential candidates with the individual or individuals making the referrals. Second, for candidates who qualify for additional consideration, the committee interviews the potential nominees as to their background, business acumen, interests and potential commitment to the company and its operating philosophy. Third, the committee may seek references from sources identified by the candidates as well as sources known to the committee members. Fourth, the committee may ask other members of the board for their input. Finally, the committee develops a list of potential director candidates who exhibit the characteristics desired of directors who satisfy the needs of the board. The committee continuously curates the list of potential director candidates and is committed to ensuring that it includes candidates possessing expertise and attributes prioritized by the board and aligned with the company's strategic objectives and governance principles.

The nominating committee will consider candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may provide information about such a candidate in writing to the secretary of the company, giving the candidate’s name, biographical data and qualifications, and emphasizing the characteristics set forth in our Corporate Governance Guidelines available on investors.cinfin.com. Any such referral should contain sufficient information to enable the committee to preliminarily screen the referred candidate for expertise sought by the board, if any, in accounting and finance, business management, insurance, investments, technology and cybersecurity, and leadership, as well as to allow the board to conduct an independence assessment of the candidate.

Since the 2025 Annual Meeting of Shareholders, no fees were paid to any third party to identify, evaluate or assist in identifying and evaluating potential nominees.

Communicating with the Board - Shareholders may direct a communication to board members by sending it to the attention of the corporate secretary of the company, Cincinnati Financial Corporation, P.O. Box 145496, Cincinnati, Ohio, 45250-5496. The company and board of directors have not established a formal process for determining whether all shareholder communication received by the corporate secretary will be forwarded to directors. The board welcomes shareholder communication and has instructed the corporate secretary to use reasonable criteria to determine whether correspondence should be forwarded. The board believes that correspondence has been and will continue to be forwarded appropriately. However, exceptions may occur, and the board does not intend to provide management with instructions that limit its ability to make reasonable business decisions. Examples of exceptions would be routine items such as requests for publicly available information that can be provided by company associates; vendor solicitations that appear to be mass-directed to board members of a number of companies; or correspondence that raises issues related to specific company transactions (insurance policies or claims) where there may be privacy concerns or other issues.

In some circumstances, the board anticipates that management would provide the board or board members with summary information regarding correspondence.

Certain Relationships and Transactions
The audit committee follows a written policy for review and approval of transactions involving the company and related persons, defined as directors and executive officers or their immediate family members, or shareholders owning 5% or more of our outstanding common shares. The policy covers any related-party transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules, generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

As it examines individual transactions for approval, the committee considers:
•Whether the transaction creates a conflict of interest or would violate the company’s Code of Conduct
•Whether the transaction would impair the independence of a director
•Whether the transaction would be fair
•Any other factor the committee deems appropriate

Consideration of transactions with related parties is a regular item on the audit committee’s agenda. Most of the transactions fall into the categories of standard agency contracts with directors who are principals of independent insurance agencies that sell our insurance products; directors or executive officers who purchase our insurance products on the same terms as such products are offered to the public; and employment of family members of directors or executive officers in nonexecutive officer roles in accordance with employment and compensation practices applicable to associates with equivalent qualifications and responsibilities and holding similar positions. Because the committee does not believe these classes of transactions create conflicts of interest or otherwise violate our Code of Conduct, the committee deems such transactions preapproved.

The following transactions in 2025 with related persons were determined to pose no actual conflict of interest and were approved by the committee pursuant to its policy:
Charles O. Schiff is a director of Cincinnati Financial Corporation who purchased personal property casualty and life insurance policies from our insurance subsidiaries for premiums totaling $42,812. Mr. Schiff is also the chief executive officer of John J. & Thomas R. Schiff & Co. Inc., a privately owned insurance agency that represents a number of insurance companies, including our insurance subsidiaries. Our subsidiaries paid John J. & Thomas R. Schiff & Co. Inc. fees and commissions of $9,518,657. The company purchased various insurance policies through John J. & Thomas R. Schiff & Co. Inc. for premiums totaling $1,379,988. John J. & Thomas R. Schiff & Co. Inc. paid rent to the company in the amount of $184,611 for office space located in the headquarters building and purchased property casualty insurance policies from our insurance subsidiaries for premiums totaling $167,954.

Dirk J. Debbink is a director of Cincinnati Financial Corporation who purchased personal property casualty and life insurance policies from our insurance subsidiaries for premiums totaling $33,401. Mr. Debbink is also principal owner and chairman of MSI General Corporation and is a control person for several development limited liability companies. On an aggregated basis Mr. Debbink and his companies purchased commercial property casualty insurance policies from our insurance subsidiaries for premiums totaling $223,779.

Douglas S. Skidmore is a director of Cincinnati Financial Corporation who purchased personal property casualty and life insurance policies from our insurance subsidiaries for premiums totaling $36,953. Mr. Skidmore is also principal owner, director and CEO of Skidmore Sales & Distributing Company Inc., which purchased property casualty insurance policies from our insurance subsidiaries for premiums totaling $1,368,924.

John F. Steele, Jr. is a director of Cincinnati Financial Corporation who purchased personal property casualty and life insurance policies from our insurance subsidiaries for premiums totaling $36,916. Mr. Steele is also chairman and CEO of Hilltop Basic Resources Inc., which purchased property casualty insurance policies from our insurance subsidiaries for premiums totaling $931,966.

Larry R. Webb is a director of Cincinnati Financial Corporation who purchased personal property casualty and life insurance policies from our insurance subsidiaries for premiums totaling $68,452. Mr. Webb is an owner of Webb Insurance Agency Inc., a privately owned insurance agency that represents a number of insurance companies, including our insurance subsidiaries. The company’s insurance subsidiaries paid Webb Insurance Agency Inc. commissions of $1,197,444 as compensation for selling the company’s insurance products to the agency’s clients. This insurance agency does not advise the company on our insurance needs or sell insurance products or services to the company.

In 2025, we also employed immediate family members of four executive officers whose compensation, consisting of salary, incentive bonus, stock-based compensation and perquisites ranged from $129,441 to $230,202 and was established by the company in accordance with our employment and compensation practices applicable to associates with equivalent qualifications and responsibilities and holding similar positions.

Proposal 2 - Approving the Amended and Restated Articles of Incorporation that Reduce Threshold to Call a Special Shareholder Meeting
The board of directors has approved an Amended and Restated Articles of Incorporation (“Amended Articles”) to reduce the ownership threshold required for shareholders to call a special shareholder meeting from fifty (50) percent to twenty-five (25) percent and is proposing that shareholders adopt the Amended Articles at the Annual Meeting. The Amended Articles are attached hereto as Appendix B and are marked with additions to the existing Articles underlined and deletions shown as text that has been struck through.

If approved by shareholders, the Amended Articles would effectively replace the existing provision in Article Twelfth specifying that, in addition to the board and the chief executive officer, persons may call a special meeting of the shareholders if they hold fifty (50) percent of all shares outstanding and entitled to vote at such special meeting, with a requirement that such persons hold twenty-five (25) percent of all shares outstanding and entitled to vote at such special meeting.

The board of directors is committed to ensuring that shareholders are afforded meaningful, well-balanced rights. After a review of corporate governance practices in response to the shareholder proposal included as Proposal 3 in this proxy statement, and consistent with its strong commitment to the careful consideration of investor views, the board believes that reducing the threshold from fifty (50) percent to twenty-five (25) percent strikes a reasonable balance. The board believes this reduced threshold enhances an important shareholder right, while mitigating the risk that a single shareholder, or small group of shareholders, potentially with narrow, short-term interests, uses a special meeting to pursue matters that most shareholders either oppose or are disinterested in and imposes unnecessary expense and distraction on the company.

The board also believes that a threshold of twenty-five (25) percent is in line with market practice. The board considered data indicating that a 25% ownership threshold is common among S&P 500 companies that offer the special meeting right and that such a threshold compares favorably with practices among the company’s peers.

Please read the Amended Articles attached hereto as Appendix B to inform your vote on the following proposal:

“RESOLVED, that in accordance with the applicable provisions of Chapter 1701 of the Ohio Revised Code and the Amended and Restated Articles of Incorporation of Cincinnati Financial Corporation, the Amended Articles are hereby adopted and shall supersede the existing Articles.”

Vote Required
The affirmative vote of a majority of our common shares outstanding as of the record date is required for approval of the Amended Articles. Votes to abstain and broker nonvotes have the same effect as votes against the proposal.

If the Amended Articles are approved by shareholders, they would become effective upon filing with the Secretary of State of Ohio, which the company would do promptly following shareholder approval.

The board of directors unanimously recommends a vote FOR this proposal.

Proposal 3 - Nonbinding Shareholder Proposal
The company has been informed by Mr. John Chevedden (the “Proponent”) that he intends to submit the following proposal at the Annual Meeting. The company will promptly provide the address of the Proponent and the number of shares owned by him upon request directed to the Corporate Secretary.

In accordance with federal securities regulations, the proposal and supporting statement are set forth below exactly as submitted by the Proponent. The company is not responsible for the contents of the proposal or the supporting statement.

The board of directors unanimously recommends a vote AGAINST this proposal.
* * * *
Proposal 3 - Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online shareholder meeting.
There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting. This proposal includes that Cincinnati Financial incorporates this right in its bylaws and that such bylaws be published on the Cincinnati Financial website for easy access.
To guard against the Cincinnati Financial Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
Shareholders may especially seek a reasonable right to call for a special shareholder meeting after a company experiences unexpected losses. Cincinnati Financial estimated $450 million to $525 million in first-quarter 2025 catastrophe losses from California wildfires. This prompted analyst concerns about the company's exposure to catastrophic events.
Cincinnati Financial Corporation refused to speak to the proponent of this proposal regarding the merits of this proposal. CINF insisted that the proponent only speak to an outside attorney who is a partner in a $700 million law firm that employs 1,000 attorneys.
This proposal topic received between 51% and 72% support each in 2024 at Jabil, Wamer Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.
There is no concern that allowing 10% of shares to call for a special shareholder meeting, as called for in this proposal, is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.
In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting online, in the extreme unlikely event that a special shareholder meeting ultimately takes place, and the Cincinnati Financial governing documents thus need to be updated accordingly.
Please vote yes:
Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting -Proposal 3
* * * *

Statement of the Board of Directors in Opposition to the Shareholder Proposal

The board of directors recommends that shareholders vote "AGAINST" this proposal for the following reasons:
•In Proposal 2, the company invites shareholders to approve Amended Articles that reduce the threshold to call a special shareholder meeting from fifty (50) percent to twenty-five (25) percent. The board of directors believes that a twenty-five (25) percent threshold strikes a reasonable balance and is consistent with market practice.
•The board believes that the lower threshold of ten (10) percent included in this shareholder proposal would allow a single shareholder, or small group of shareholders, potentially with narrow, short-term interests, to use a special meeting to pursue matters that most shareholders either oppose or are disinterested in.
•The company is committed to strong corporate governance practices and provides shareholders with meaningful opportunities in connection with the annual meeting and with other channels to raise concerns outside the annual meeting cycle.

Special meetings are expensive, disruptive and time-consuming undertakings that divert company resources along with the focus and attention of the board and management. In connection with conducting a special meeting, the company must carefully evaluate the proposal for the business to be conducted at the special meeting and its response, pay to prepare, print and distribute disclosure documents to shareholders, solicit proxies, hold the meeting, tabulate votes and, for an online meeting, engage a service provider to host the meeting. For these reasons, the board of directors believes that special meetings of shareholders should only be called in exceptional circumstances to advance the long-term interests of the company and its shareholders. A ten (10) percent threshold to call a special meeting would increase the risk that a single shareholder, or small group of shareholders, potentially with narrow, short-term interests that do not reflect the views of most other shareholders could call special meetings to pursue special interests that are not aligned with the long-term interests of the company and its other shareholders.

The board of directors believes that a twenty-five (25) percent ownership threshold to call a special meeting as provided in Proposal 2 strikes a reasonable and appropriate balance between enhancing an important shareholder right and protecting against unnecessary expense or distraction that could arise when a single or limited number of holders seek to call a special meeting of shareholders.

The board of directors is committed to strong corporate governance practices and provides shareholders with meaningful opportunities in connection with the annual meeting and other channels to raise concerns outside the annual meeting cycle. Among others, these practices include:
•All directors are elected annually;
•A simple majority voting standard applies to uncontested director elections;
•Proxy access for director nominees;
•Annual shareholder advisory approval of executive compensation program;
•Elimination of all supermajority voting provisions from the company’s organizational documents in 2025;
•Regular engagement with shareholders to understand their perspectives and concerns on a broad array of topics, including corporate governance, executive compensation and sustainability matters;
•The ability of shareholders to recommend nominees to the board or otherwise direct communications to the board pursuant to clearly disclosed instructions.

These governance practices and others are summarized on Page 4 and further described starting on Page 24 of this proxy statement.

In light of the board’s approval of Amended Articles to lower the ownership threshold for a special meeting right from fifty (50) percent to twenty-five (25) percent, along with the company’s other strong corporate governance practices, the board believes this proposal is unnecessary and not in the best interests of the company and its shareholders.

Accordingly, the board of directors unanimously recommends a vote “AGAINST” this proposal.

Vote Required
The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting that are entitled to vote on this proposal is required for approval. Votes to abstain have the same effect as votes against the proposal. Broker nonvotes have no effect on the voting for this proposal.

This proposal is a nonbinding, advisory request that the board of directors take the actions stated in the proposal. Therefore, shareholder approval would not automatically result in any changes to the threshold required for shareholders to call special meetings.

Compensation of Named Executive Officers

Proposal 4 - Say-on-Pay: Advisory Vote on Compensation of Named Executive Officers
We conduct a say-on-pay vote each year at the annual shareholder meeting. This say-on-pay vote is required by Section 14A of the Exchange Act and the related rules of the SEC. Although the say-on-pay vote is nonbinding, the compensation committee considers the voting results as part of its annual evaluation of our executive compensation program. The annual frequency was selected by more than 98% of our shareholders who voted on the proposal at our 2023 Annual Meeting of Shareholders.

As discussed in our Compensation Discussion and Analysis beginning on Page 35, the objective of our compensation program is to attract, motivate, reward, develop and retain the executive talent required for our long-term success. To achieve this objective, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance. To do so, we are guided by the following principles:
•A meaningful portion of each officer's compensation should be tied to awards that require achievement of the primary financial objectives by which we measure the company's performance;
•Compensation should include components consisting of both short-term and long-term incentive-based pay to drive performance; and
•Compensation should include an opportunity for, and a requirement of equity ownership to align the interests of executives and shareholders.

Please read the Compensation Discussion and Analysis section for more detailed information about our executive compensation program and decisions to inform your vote on the following say-on-pay proposal:
“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.”

Vote Required
The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting that are entitled to vote on this proposal is required for approval. Votes to abstain have the same effect as votes against the proposal. Broker nonvotes have no effect on the voting for this proposal.

The board of directors recommends a vote FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

Report of the Compensation Committee
The compensation committee (Committee) reviewed and discussed the Compensation Discussion and Analysis with management. Based on those reviews and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2026 proxy statement.

Submitted by the Committee:

Linda W. Clement-Holmes, Jill P. Meyer,
David P. Osborn (Chair) and Gretchen W. Schar

Compensation Committee Interlocks and Insider Participation
Linda W. Clement-Holmes, Jill P. Meyer, David P. Osborn and Gretchen W. Schar served on the Committee for all or part of 2025. During 2025, none of the Committee members were officers, employees or former officers of Cincinnati Financial Corporation, and no member of the Committee was a party to any related person transaction involving Cincinnati Financial Corporation required to be disclosed under Item 404 of Regulation S-K. During 2025, none of our executive officers served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of Cincinnati Financial's board of directors or Committee.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (NEOs) for 2025, who were:

Name	Title
Stephen M. Spray	President and Chief Executive Officer
Michael J. Sewell	Chief Financial Officer and Executive Vice President
Steven J. Johnston	Executive Chairman of the Board
John S. Kellington	Chief Information Officer and Executive Vice President
Teresa C. Cracas	Chief Risk Officer and Executive Vice President
Executive Summary
Overview
Our long-term success depends on the leadership of highly competent, experienced and dedicated executives who can effectively manage our operations and who possess the strategic vision to anticipate and adapt to changes in a dynamic insurance market. The objective of our executive compensation program is to attract, motivate, reward, develop and retain the executive talent required to deliver consistently strong financial results while also ensuring alignment of the interests of executives with shareholders. As a result, our program ties a meaningful level of each executive's compensation to awards that require achievement of the primary financial objectives by which we measure the company’s performance, creating a firm link between pay and performance and driving long-term value creation.

2025 Business and Financial Highlights
In 2025, your company continued its focus on helping the independent agents who represent us to grow profitably, even as it continued to manage challenges presented by social and economic inflation, legal system abuse, and the largest catastrophe event in company history. Your company delivered financial and operating results that benefited shareholders with a three-year TSR of 72.2% and a one-year VCR of 18.8%. This performance generated payouts of annual incentive cash compensation at the threshold level and payouts of performance-based restricted stock units for our named executive officers at the maximum level. Highlights of your company's performance in 2025 included:
•A 9% increase in consolidated property casualty net written premiums to over $10 billion.
•A property casualty pretax underwriting profit of $501 million, and a combined ratio of 94.9%, marking 14 consecutive years of underwriting profit.
•A 16% increase to $106 million of net income produced by our life insurance subsidiary, primarily due to increases in investment income and earned premiums.
•A 17% increase in cash flow from operating activities to $3.1 billion.
•A 13% increase in consolidated cash and invested assets to $33.214 billion.
•A 14% increase in pretax investment income to a record $1.165 billion, net of expenses, driven by 19% growth in interest income.
•A 65th consecutive year of shareholder dividend increases with an 7.4% increase in 2025 ordinary cash dividends declared.
•A year-end book value, and record high, of $102.35 per share.

We consider VCR to be our primary performance metric for two reasons. First, we believe this measure captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders. Second, as demonstrated in the chart below, the VCR has historically been directly correlated to the returns experienced by our shareholders for their investment in our common stock over the long term.

Start with $1 Invested in 1987
We believe that when we operate our business to achieve a VCR consistently within our targeted range, we create value for shareholders over time, by book value appreciation and by dividends paid to shareholders that have increased for 65 consecutive years. Through cash dividends paid and share repurchases, we returned $730 million to shareholders in 2025, and more than $1.86 billion during the three years ended December 31, 2025.

Relationship Between Company Performance and Chief Executive Officer Compensation
Generally, the Committee expects that when the company’s performance adds or preserves more value for shareholders than its peers, that compensation for the NEOs, including the CEO, should be higher than when the company’s performance lags its peers. Accordingly, the primary performance metrics for both annual and long-term performance-based compensation are calibrated to the company’s performance compared with the companies in the peer group. At the same time, the Committee expects compensation to directionally correlate with the company’s actual performance for these metrics, particularly when considered over the long term. The following graph illustrates the directional relationships between company performance, based on the two primary performance metrics used in our performance-based awards, and the compensation of our CEO for each of the past three years ending with 2025.

CEO Pay for Performance(1)
(Dollars in millions)

CEO Pay for Performance	2023	2024	2025
SCT Total Compensation	$8,381,511	$8,784,200	$5,943,492
Realized Total Compensation(2)	$4,594,475	$5,694,876	$5,515,456
1-Year VCR	19.5%	19.8%	18.8%
3-Year TSR(3)	27.7%	36.5%	72.2%

(1)Amounts shown as SCT Total Compensation and Realized Total Compensation are attributed to the CEO as of December 31, which was Mr. Johnston in 2023, and Mr. Spray in 2024 and 2025.
(2)Realized total compensation is the sum of salary and annual incentive cash compensation reported in the Summary Compensation Table (SCT) for the year plus the value realized from the exercise of stock options and vesting of time-vesting or performance-based restricted stock units, if any, reported in the Option Exercises and Stock Vested table for the year.
(3)Three-year TSR is total shareholder return for the three-year performance period ending December 31 of a given year, as calculated by and displayed on Bloomberg Finance L.P.

Over the last three years, compensation for our CEO varied in line with overall company performance. Payouts of annual incentive and long-term performance-based awards throughout the period also directionally align with company performance.

	Annual Incentive Compensation (VCR)				Long-Term Performance-Equity Compensation (3-Year Total Shareholder Return)
	Baseline Award Placement Relative VCR	Adjustments for Growth and Profitability	Final Relative Award Placement*	Performance Level Earned	Performance Relative to Peer Companies	Performance Level Earned
2025	> 1 Peer	+2	> 3 Peers	Threshold	> 8 Peers	Maximum
2024	> 6 Peers	+2	> 8 Peers	Maximum	> 3 Peers	Threshold
2023	> 4 Peers	+2	> 6 Peers	Target	> 2 Peers	None

*    For the annual performance period ending December 31, 2025, the company's VCR exceeded that of one of the nine peer group companies. The additional performance goals for net written premium growth and combined ratio also were met, increasing the final placement by two and improving final award placement and payout to threshold.
For the annual performance period ending December 31, 2024, the company's VCR exceeded that of six of the nine peer group companies. The additional performance goals for net written premium growth and combined ratio also were met, increasing the final placement by two and improving final award placement and payout to maximum.
For the annual performance period ending December 31, 2023, the company's VCR exceeded that of four of the nine peer group companies. The additional performance goals for net written premium growth and combined ratio were also met, increasing the final placement by two and improving final award placement and payout to target.

Our performance over the last three years exceeded eight of the nine companies in our peer group as measured by three-year total shareholder return(1). As suggested by the Three-Year Relative Pay for Performance graph below, total realizable compensation(2) for our CEO(3) remains comparatively low, ranking near the 26th percentile of the peer group, while the total realizable compensation of our NEOs improved to a ranking near the 59th percentile. Although we do not benchmark executive compensation to the peer group, we do compare our performance against those companies, regardless of their size, because we compete against them for each insurance policy we write.

Three-Year Relative Pay for Performance
(2023-2025)

100th
50th
0%
CEO
NEOs
0%
50th
100th
3-Year Total Shareholder Return vs. Peer Group (percentile)
3-Year Total Realizable Compensation vs. Peer Group (percentile)

________________________
(1)    Three-year total shareholder return is total shareholder return for the three-year performance period ending December 31, 2025, as calculated by and displayed on Bloomberg Finance L.P.
(2)    Three-year total realizable compensation is the sum of the following components of compensation as reported and calculated by Equilar: salary paid, discretionary cash bonus, nonequity incentive compensation paid, amounts realized from the exercise of stock options or vesting of stock awards, the intrinsic value of exercisable “in the money” stock options and the grant date fair value of time vesting and target-level performance-based restricted stock or restricted stock unit awards, for the three years ending December 31, 2024, the most recent year for which such data is available.
(3)    CEO compensation is attributable to the CEO as of December 31, 2025.

Results of 2025 Advisory Vote to Approve Executive Compensation
At the 2025 Annual Meeting of Shareholders, more than 94% of the votes cast were in favor of this proposal. The Committee believes this favorable outcome demonstrates support of its decisions and of our overall executive compensation program. Our annual discussions with investors confirm this belief. Shareholders contacted during our annual investor engagement sessions in 2025 favorably commented on the company’s executive compensation program, criteria for performance-based awards and simplicity of the program design. The Committee made no material changes to the structure of our compensation program for awards granted in 2025 as a result of feedback from investors. At the 2026 Annual Meeting of Shareholders, we will again hold an advisory vote to approve executive compensation (see Page 34). The Committee will continue to consider the results of these annual advisory votes and feedback from investor outreach in its deliberations about our executive compensation program.

Executive Compensation Practices
The Committee applies certain fundamentals that are key characteristics of our overall compensation program, including:

	We Do		We Don’t
✓	Link Pay to Performance - The majority of pay awarded by the Committee to each executive officer each year is tied to achievement of short- and long-term performance objectives and changes in the market value of the company’s common stock.	✗	Use Employment Contracts - We employ all of our executive officers at will.
✓	Review Data Sheets - Each year the Committee reviews data recounting the compensation history for each executive officer. For the named executive officers, the Committee additionally reviews compensation and performance data for the companies in the peer group before making executive compensation decisions.	✗	Benchmark Executive Compensation - We review compensation program structures and resulting payouts of the companies in our peer group to maintain an awareness of pay levels and practices. We do not benchmark the compensation we pay our named executive officers to achieve a specific level of pay, for example "above the median" of our peer group.
✓	Mitigate Excessive Risk - Compensation earned from performance-based awards is capped and is subject to clawback policies and provisions. Company-level performance objectives relative to peers minimizes the ability of any single individual or business unit to control its own performance-based compensation. The Committee’s authority to exercise negative discretion and eliminate payment of any award also is a powerful risk control.	✗	Pay Dividends or Dividend Equivalents - We do not pay dividends or dividend equivalents on unvested stock awards.
✓	Use Double-Trigger Change in Control Provisions - Both our annual incentive and stock-based compensation plans include double-trigger change in control provisions.	✗	Reprice or Exchange Stock Options - We do not reprice or exchange stock options. We consider stock options to be performance-based compensation that links the financial success of our associates to shareholders. Since shareholders cannot reprice or exchange their shares, neither do we.
✓	Perform Compensation Risk Assessments - Our chief risk officer performs this assessment each year, and it is considered by the Committee as part of its decision making process.	✗
Include Stock-Based Awards in Calculations for Pension or Other Retirement Benefits - Our pension is calculated based on salary only, and our matches to 401(k) and Top Hat Savings Plan contributions are limited to cash compensation.

✓	Track Compliance with Ownership Guidelines - All of our directors and executive officers are in compliance with our published stock ownership guidelines.	✗	Allow Hedging Transactions by Executive Officers or Directors - Our Securities Trading Policy prohibits transactions such as short sales, prepaid forward sales contracts or other hedging transactions that we believe decouple the director’s or officer’s interests from those shared by our shareholders generally.

Components of Compensation
Total Direct Compensation (TDC) is the compensation annually determined or awarded each year by the Committee. TDC generally is the sum of three components: base annual salary, target levels of annual incentive cash compensation and long-term equity compensation comprised of target levels of performance-based and service-based equity compensation. As illustrated in the following charts, in 2025, approximately 80% of TDC awarded to the CEO and 74% of the TDC awarded to the other NEOs was considered performance-based and at risk.

Base Annual Salary
We use base annual salary to attract executive talent and to provide adequate and stable compensation. The Committee reviews and sets base annual salaries for the NEOs each year. In determining base annual salary, the Committee considers:
•The officer’s role and responsibilities,
•Fairness, as compared with officers with similar responsibilities, experience and performance,
•Current compensation level, and
•Individual performance.
Base annual salaries may be adjusted to reflect annual merit increases, if any; promotions or changes in role or responsibilities; and market adjustments.

The base annual salaries for the NEOs were adjusted in February 2025 to recognize the individual contribution of each officer to the company’s performance in the prior year. On an individual basis, each NEO’s salary was adjusted as follows:
•For Mr. Spray, an increase of 3.25% to $1,135,750;
•For Mr. Sewell, an increase of 3.25% to $1,078,359;
•For Mr. Kellington, an increase of 3.25% to $751,938;
•For Ms. Cracas, an increase of 3.25% to $684,667;
•For Mr. Johnston, an increase of 3.25% to $516,250.

Annual Incentive Compensation
We use annual incentive compensation to encourage achievement of key short-term performance objectives believed to be important for achievement of longer-term strategic goals. Under the shareholder-approved Annual Incentive Compensation Plan of 2009, as amended in 2022 (2009 Annual Incentive Plan), each executive officer is eligible to annually receive an award of incentive cash compensation of up to 10 times their base annual salary based on achievement of specific performance-based criteria.

The 2009 Annual Incentive Plan offers a wide range of performance objectives from which the Committee may choose. The specific performance objectives, hurdles and targets for each year are contained in the award agreements delivered to the individual officer. The 2009 Annual Incentive Plan also features a forfeiture and recoupment provision, and compensation paid pursuant to the Plan is subject to recovery under the Policy For The Recovery Of Erroneously Awarded Compensation, enabling the company to recover payments under this Plan when circumstances warrant. Awards of incentive compensation tie vesting of a portion of annual cash compensation to performance goals.

Performance Objectives
The Committee uses a multi-metric formula that incorporates three performance objectives. The primary performance objective is our one-year VCR relative to our peer group. We believe this measure captures the contribution of our insurance operations, the success of our investment strategy and the importance we place on paying cash dividends to shareholders. The value creation ratio is a two-part metric: 1) our rate of growth in book value per share, plus 2) the ratio of dividends declared per share to beginning book value per share. We are targeting an annual VCR averaging 10% to 13% over any five-year period. Two company-specific performance objectives also are used by the Committee to emphasize the importance of consistent profitable growth. These company-specific performance objectives are: 1) revenue as measured by property casualty net written premium growth (premium growth goal), and 2) underwriting profitability as measured by the combined ratio (combined ratio goal). When both operating goals of premium growth and combined ratio are achieved, the company's relative placement among the peer group companies may be improved by up to four placements to determine the final award placement.

Setting Target Amounts
Target amounts for annual incentive compensation are set by the Committee each year as a percentage of the named executive officer’s salary. In 2025, the percentage of salary ranged from 125% to 200% based on the NEO’s tier. Assignment to a particular tier was based on level of responsibility. In 2025, Messrs. Spray and Johnston were assigned to the CEO/Chair tier for which the target-level award was 200% of base annual salary. The remaining NEOs were assigned to Tier I for which target-level awards were 125% of base annual salary.

Determining Final Award Placement
Determination of the final award placement is a three-step process:
•Step 1 - The Committee determines the company's baseline award placement among the peer group companies based on relative VCR. As in prior years, when the company's VCR exceeds the VCR of one or more of the companies in the peer group, the company's baseline award placement increases by one for each peer group company exceeded.
•Step 2 - The Committee determines whether the company achieved the preestablished premium growth goal. For 2025, the growth goal was 3.0% or more. If the company does not achieve the growth goal, then the final award placement is the baseline award placement determined in Step 1. If the growth goal is achieved, then the final award placement is determined by Step 3.

•Step 3 - The Committee determines the achievement of the final award placement based on achievement of the combined ratio goal. The combined ratio goal for 2025 awards is as follows:
◦When the combined ratio is 97.0% or better, the company's baseline award placement improves by one placement.
◦When the combined ratio is 95.0% or better, the company's baseline award placement improves by two placements.
◦When the combined ratio is 93.0% or better, the company's baseline award placement improves by three placements.
◦When the combined ratio is 91.0% or better, the company's baseline award placement improves by four placements.

If the company does not achieve the combined ratio goal, then the final award placement is the baseline award placement determined in Step 1.

Setting Performance Hurdles
For 2025, performance hurdles for threshold, target and maximum awards were set at the 30th, 50th and 75th percentiles, respectively, of the peer group. Stated another way, the final award placement must exceed three of the nine peer companies to achieve the threshold hurdle, must equal or exceed five peer companies to achieve the target hurdle and must equal or exceed seven peer companies to achieve the maximum hurdle. Achievement of threshold, target and maximum performance hurdles earns award payouts of 30%, 100% and 200%, respectively, of target. If the final award placement does not exceed at least three of the peer companies, no annual incentive compensation is earned or paid.

Calculating the Annual Incentive Award Earned

Step 1: Determining the Baseline Award Placement Using Relative VCR
As shown in the following chart, for 2025, the company achieved a VCR of 18.8%, which exceeded the VCR achieved by one of the nine peer group companies. This established the baseline award placement of exceeding one peer company.

One-Year Value Creation Ratio
55.5%
32.0%
26.5%
24.8%
24.0%
21.8%
21.5%
20.5%
18.8%
15.7%
26.9%
Allstate
Hanover
Travelers
W.R. Berkley
Hartford
United Fire
Selective
CNA
Cincinnati
Markel
Peer Avg.

Step 2: Determining Achievement of Premium Growth Goal
The premium growth goal for awards granted in 2025 was 3% or more. The company reported property casualty net written premium growth of 9%, exceeding the 2025 premium growth goal.

Step 3: Determining Achievement of Combined Ratio Goal
The company reported a property casualty combined ratio of 94.9% for 2025, which satisfied the combined ratio goal at the 95.0% or better level.

Step 4: Determining the Final Award Placement
For 2025, the company achieved the net written premium growth of 3% or greater and the combined ratio goal at 95.0% or better, earning enhanced placements to improve the baseline award placement by two, for a final award placement of exceeding the VCR for three of the nine peer companies. The final award placement for exceeding the VCR for three of nine peer group companies satisfies the performance hurdle for a threshold-level award payout of 30% of target.

The following formula is used to calculate the annual incentive award earned:

Base Annual Salary X Tier Target % X Performance Factor (0 - 200%)

The following table shows how the formula was applied and the actual amounts earned for 2025.

Name	Base Annual Salary ($) (1)	Tier Target % of Base Annual Salary	2025 Performance Factor (Threshold) (%)	2025 Annual Incentive Cash Compensation ($)
Stephen M. Spray	1,135,750	200	30	681,450
Michael J. Sewell	1,078,359	125	30	404,385
Steven J. Johnston	516,250	200	30	309,750
John S. Kellington	751,938	125	30	281,977
Teresa C. Cracas	684,667	125	30	256,750
(1) Amounts shown in the Base Annual Salary column include adjustments made by the Committee in February 2025.

Long-Term Stock-Based Compensation

General
We award stock-based compensation not only to reward service to the company, but also to provide incentive for individuals to remain in the employ of the company and help it prosper. We believe people tend to value and protect most that which they have paid for, generally by investing their time, effort or personal funds. Over the long run, we believe shareholders are better served when associates at all levels have a significant component of their financial net worth invested in the company. For that reason, we grant awards of stock-based compensation not only to our directors and to named executive officers, but also generally to all full-time salaried associates of the company who are in good standing. We believe this approach encourages associates at all levels to make decisions in the best interest of the company as a whole, linking their personal financial success with the company’s success. Although we do not have access to information about broker accounts, we estimate that approximately 80% of our current associates hold shares of Cincinnati Financial Corporation. Stock ownership guidelines applicable to all directors and officers help the Committee monitor ownership for all directors and officers. Our Director and Officer Stock Ownership Guidelines can be found at investors.cinfin.com.

Stock-based awards granted to all associates in February 2025 totaled less than 1% of total shares outstanding. In 2025, on an after-tax cost basis approximately 44% of all stock-based awards were granted to the company’s executive officers, including the NEOs, and approximately 56% were granted to nearly 4,400 other company associates. All stock-based awards are granted at 100% of fair value on the date of grant.

Types of Stock-Based Awards
The Committee grants three types of stock-based awards to the NEOs: nonqualified stock options, performance-based restricted stock units (PSUs) and service-vesting restricted stock units (RSUs). The Committee finds these awards effective because stock options have value only if there is a corresponding increase in value recognized by shareholders, while PSUs focus executives on the sustained long-term performance of the company regardless of short-term stock price fluctuations. RSUs further emphasize the long-term focus and strengthen the alignment of financial interests shared by executives and shareholders, and support retention of executive talent. Stock options granted prior to November 2, 2017, were intended to qualify as performance-based, tax-deductible executive compensation. The NEOs also are eligible to receive shares under the Holiday Stock Plan. We do not pay dividends or dividend equivalents on unvested stock-based awards.

Stock Options - For the NEOs, the Committee uses nonqualified stock options that vest and become exercisable in equal amounts over the three years following the grant date. We consider stock options to be performance-based compensation, because the associate recognizes value only if the market value of our stock appreciates over time. Stock options tie the compensation realized from such awards, if any, to changes in the stock price experienced by shareholders. When the stock price does not increase, the stock options do not have value. We do not, and have not, backdated, repriced or exchanged stock options.

PSUs - For the NEOs, the Committee uses PSUs that cliff vest after three years if performance targets are achieved. PSUs tie vesting of a portion of stock-based compensation to performance goals, and the three-year performance period for awards of PSUs reinforces the company’s long-term focus and matches the period after which stock option awards are fully vested and exercisable. If performance hurdles are achieved and an award of PSUs vests, the award is paid in shares of common stock, one share for each PSU. For PSUs, the Committee expects to set targets that it considers achievable, but that require some stretch, based on market conditions and the current insurance industry environment at the time of grant.

Since November 2008, the performance objective for PSUs has been three-year total shareholder return relative to the companies in the peer group. The Committee selected this measure because total shareholder return combines share price appreciation and dividends paid. It measures the total return achieved for the shareholder and the relative position reflects the market perception of overall performance relative to the peer group.

PSUs are subject to recovery under our Policy For The Recovery Of Erroneously Awarded Compensation and other recoupment provisions contained in stock-based compensation plans and grant agreements to enable the company to recover payments under this plan when circumstances warrant.

RSUs - For the NEOs, the Committee uses RSUs that ratably vest in thirds over three years. The Committee uses RSUs as a regular component of compensation for the NEOs to place additional emphasis on long-term compensation, aid retention and strengthen the alignment of executive officer and shareholder financial interests. When RSUs vest, the award is paid in shares of common stock, one share for each RSU.

Setting Target Amounts for Stock-Based Awards
Target amounts for performance-based stock compensation (nonqualified stock options and PSUs) are set by the Committee as a percentage of the named executive officer’s salary. For 2025, the percentage of salary ranged from 187.5% to 300% based on the NEO’s tier. Assignment to a particular tier was based on level of responsibility. In 2025, Messrs. Spray and Johnston were assigned to the CEO/Chair tier for which the target level award was 300% of base annual salary. The remaining NEOs were assigned to Tier I for which target level awards were 187.5% of base annual salary. The target dollar amount is then allocated between stock options and PSUs. The number of stock options granted is determined by dividing the target dollar amount by the intrinsic value of the stock option on the date of grant. That intrinsic value represents an estimate of fair value of each stock option granted, based on a modeled future market price of our stock less the exercise price applicable to that stock option. For option grants issued in February 2025, that intrinsic value was $44.06 per share. Assumptions related to that value are disclosed in the footnote that describes share-based associate compensation plans to our financial statements contained in our 2025 Annual Report on Form 10-K. The number of PSUs granted is determined by dividing the target dollar amount by the grant date fair value of the company’s stock, which is determined by the average of the high and low sales price on Nasdaq on the date of grant. For performance-based stock awards granted in February 2025, the target value was allocated 50% to PSUs and 50% to stock options. The following formulas were used to calculate the number of shares underlying the grants of performance-based stock compensation:

For nonqualified stock options:

Base Annual Salary X Tier Target % X Award Allocation %	=	Target # of Shares Underlying Award
Intrinsic Value of Stock Option on Date of Grant

For PSUs:

Base Annual Salary X Tier Target % X Award Allocation %	=	Target # of Shares Underlying Award
Grant Date Fair Value

Similarly, the Committee sets amounts for RSUs as a percentage of the NEO’s salary. In 2025, the Committee used 25% of base annual salary in its calculation of the number of shares underlying grants of RSU awards.

The following formula is used to calculate the number of shares underlying each grant of RSUs:

Base Annual Salary X 25%	=	# of Shares Underlying Award
Grant Date Fair Value

2025 Stock-Based Grants
At its meeting in February 2025, the Committee granted the following stock-based awards to the NEOs:

Name	# Nonqualified Stock Options	# PSUs	# RSUs
Stephen M. Spray	38,667	12,385	2,065
Michael J. Sewell	22,946	7,350	1,960
Steven J. Johnston	17,576	5,630	939
John S. Kellington	16,000	5,125	1,367
Teresa C. Cracas	14,569	4,667	1,245

For the PSUs granted in 2025, performance hurdles for threshold, target and maximum awards were set at the 30th, 50th and 75th percentiles, respectively, of the peer group. Stated another way, the company’s three-year total shareholder return must exceed that of three of the nine peer companies to achieve the threshold hurdle, must equal or exceed that of five peer companies to achieve the target hurdle and must equal or exceed that of seven peer companies to achieve the maximum hurdle. For PSUs granted in 2025, achievement of threshold, target and maximum performance hurdles earns award payouts of 30%, 100% and 200%, respectively, of target. If the company's three-year total shareholder return does not exceed that of at least three of the peer companies, no shares from the award are earned or paid.

The following formula describes how the Committee calculates the number of shares earned:

Target # of Shares Underlying Award X Performance Factor (0 - 200%)

The performance period for the PSUs awarded in 2025 is the three calendar years ending December 31, 2027. The PSUs will vest and become payable on March 1, 2028, if the company achieves one of the performance hurdles described in the preceding paragraph.

Compensation Realized From PSUs Granted in Prior Years
The company’s three-year TSR for the three-year performance period ended December 31, 2025, was 72.2%, exceeding that metric for eight of the nine companies in the peer group and earning payout at the maximum level of 200% of the target number of shares.

Name	Performance Period	Target PSUs (#)	Achievement Level	PSUs Vested (#)	Value of PSUs Vested ($) (1)
Stephen M. Spray	2023-2025	6,810	Maximum	13,620	2,224,418
	2022-2024	6,000	Threshold	1,800	258,660
	2021-2023	4,289	Below Threshold	—	—
Michael J. Sewell	2023-2025	7,498	Maximum	14,996	2,449,147
	2022-2024	7,167	Threshold	2,151	309,099
	2021-2023	5,372	Below Threshold	—	—
Steven J. Johnston	2023-2025	14,409	Maximum	28,818	4,706,556
	2022-2024	13,772	Threshold	4,132	593,768
	2021-2023	10,753	Below Threshold	—	—
John S. Kellington	2023-2025	5,229	Maximum	10,458	1,708,001
	2022-2024	4,998	Threshold	1,500	215,550
	2021-2023	3,746	Below Threshold	—	—
Teresa C. Cracas	2023-2025	4,761	Maximum	9,522	1,555,133
	2022-2024	4,550	Threshold	1,365	196,151
	2021-2023	3,411	Below Threshold	—	—

(1)    Based on the closing price on Nasdaq as of the last trading day of the performance period as follows:
$163.32 for the performance period ending December 31, 2025
$143.70 for the performance period ending December 31, 2024
$103.46 for the performance period ending December 31, 2023

Other Stock-Based Compensation
The NEOs are eligible to receive stock bonuses under the company’s broad-based Holiday Stock Plan, which annually awards one share of common stock to each full‑time associate in good standing for each year of service, up to a maximum of 10 shares. This plan, in effect since 1976, encourages stock ownership at all levels of the company.

Policy on Hedging and Pledging of Company Stock
Hedging - All of our officers and directors and associates are prohibited from engaging in any form of hedging or monetization transactions involving the company’s stock. Such transactions can decouple the interest of the officer, director or associate's interest from the interests of shareholders generally and can limit their ability to control the timing of stock transactions to avoid times when in possession of material nonpublic information.

Pledging - We enjoy a strong culture of ownership, linking the long-term financial prospects for our associates to the long-term financial prospects for our shareholders generally through broad-based grants of equity compensation awards. Some of our associates, including some executive officers, choose to build their ownership in the company by pledging shares they own to collateralize loans from banks or brokers to exercise employee stock options. Some directors, officers and associates choose to hold their shares of stock in street name in accounts with banks or brokers as a matter of convenience. Depending on individual circumstances and decisions, these accounts can be subject to margin or collateral requirements.

Accordingly, we permit our directors, officers and associates to pledge shares of company stock that they own. The board expects directors and executive officers to exercise good judgment when making decisions about their holdings and transactions involving company stock, including pledging. The board anticipates that the level of share pledging by directors and executive officers will generally decrease over time. At year-end 2025, the percentage of shares pledged by our directors and executive officers remained relatively flat at less than 0.1% of the company's outstanding shares, compared with the prior year. Of our current 30 directors and executive officers, 28 do not pledge any shares.

Stock-Based Award Grant Practices
In awarding stock options and other forms of stock-based compensation, the Committee follows certain general practices:

Timing - Since 2010, the Committee has established its February meeting as the date for granting stock-based compensation to company associates each year. This meeting is purposely scheduled to occur shortly after the company announces its financial results for the preceding quarter and year, and therefore occurs when it does not expect to be in possession of material nonpublic information. The Committee makes its grants of restricted stock to directors under the Directors’ Stock Plan of 2018 at its first regularly scheduled meeting of the year which has historically occurred in the last week of January or the first week of February. The Committee believes the consistency of these practices eliminates concerns over timing. When grants are made at any other time of the year, the Committee ensures that such grants are made outside of any regular trading blackout associated with the company’s disclosure of financial results and when the company is not otherwise in possession of material nonpublic information. In 2025, the Committee did not grant any stock-based compensation during the four business days prior to or the one business day following the filing of a periodic report or the filing or furnishing of a Form 8-K that discloses material, nonpublic information. The Committee did not time the disclosure of material, nonpublic information for the purpose of affecting the value of stock-based compensation grants in 2025.

Option Exercise Price - All stock-based compensation is granted at fair market value on the date of grant. Under all stock-based compensation plans, fair market value is defined as the average of the high and low sale price on Nasdaq on the grant date. Unless a future date is specified, the grant date is the date of the Committee meeting at which the grant is made. The Committee does not delegate timing or pricing of these stock-based awards to management.

Retirement Benefits

Defined Benefit Plans
In 2025, Mr. Spray was a participant in the Cincinnati Financial Corporation Retirement Plan (Retirement Plan), our tax-qualified defined benefit pension plan. There are no special or enhanced pension formulas for the named executive officers, compared with other plan participants. The Retirement Plan was frozen and closed to new participants in mid-2008. Participants remaining in the Retirement Plan continue to accrue a benefit as prescribed by the plan's terms.

Mr. Spray also participates in the Cincinnati Financial Corporation Supplemental Retirement Plan (SERP). The SERP is unfunded and subject to forfeiture in the event of bankruptcy.

The SERP is a nonqualified defined benefit plan maintained by the company to pay eligible associates the difference between the amount payable under the tax-qualified plan and the amount they would have received without the tax-qualified plan’s limit due to Section 401(a)(17) and Section 415 of the Internal Revenue Code. Accordingly, the SERP definitions for service, normal retirement and annual earnings are the same as those for the Retirement Plan except the SERP’s definition of annual earnings is not limited and will never be less than the amount determined at the normal retirement date.

For information about accumulated benefits under these plans and detailed information about the plans, see the 2025 Pension Benefits table and the discussion following, beginning on Page 64.

Defined Contribution Plans
The named executive officers can participate in a tax-qualified 401(k) savings plan as well as the Cincinnati Financial Corporation Top Hat Savings Plan, a nonqualified deferred compensation plan for a select group of management or certain highly compensated associates. The company matches contributions to the 401(k) plan made by associates who are not members of the Retirement Plan, including Messrs. Johnston, Sewell, Kellington, and Ms. Cracas up to a maximum of 6% of the associate’s annual cash compensation (salary and annual incentive compensation). The company also matches contributions by Messrs. Johnston, Sewell, Kellington, and Ms. Cracas to the Top Hat Savings Plan of up to 6% of their annual cash compensation that exceeds the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code, which for 2025 was $350,000.

For information about the amount of company matching contributions and specific information about the defined contribution plans, see the 2025 Nonqualified Deferred Compensation Plan table and the discussion following, beginning on Page 66.

In 2008, the company transitioned away from providing associates with a defined benefit pension plan, instead choosing to assist associates with building savings for retirement by providing a company match of associate contributions to a tax-qualified 401(k) plan. This change was primarily in response to requests from associates who wanted control over their retirement benefit accounts. Participation in the defined benefit pension plan terminated for associates under the age of 40, and they transitioned to the new tax-qualified 401(k) plan with a company matching contribution. None of the NEOs were under age 40 at the time of the transition. Associates age 40 and over as of August 31, 2008, were given a one-time election to remain in the defined benefit pension plan or to leave the plan and participate in the 401(k) plan with a company match. Those associates leaving the pension plan received distributions of their accumulated pension benefit from the defined benefit plan that they could choose to receive in cash, roll over to the company’s 401(k) plan or roll over to an Individual Retirement Account. Mr. Spray elected to remain in the pension plan. Ms. Cracas elected to leave the defined benefit plan in connection with the 2008 transition. Messrs. Johnston, Kellington and Sewell, hired after entry to the pension plan was closed, also participate in the 401(k) plan with the company match.

Perquisites and Other Personal Benefits
Perquisites and other personal benefits are intended to support our corporate objectives or the performance of an individual’s responsibilities. Perquisites and personal benefits are offered to the named executive officers on the same basis as other company officers and may include, for example, employer-paid health insurance premiums, personal umbrella liability insurance coverage, life insurance, executive tax services, use of a company car, safe driver award, executive health exams, and limited spouse travel and meals associated with certain business functions. The Committee believes that the level of perquisites and personal benefits we offer our officers is de minimis, totaling no more than $48,344 for any NEO in 2025.

How We Make Compensation Decisions

Annual Compensation Setting Process
The Committee evaluates and sets compensation for the named executive officers annually. In doing so, it considers:
•Its judgment about the effectiveness of the executive compensation program generally;
•The effect of any changes to the program;

•The result of the most recent shareholder advisory vote to approve executive compensation and feedback about the executive compensation program received from shareholders during annual outreach calls;
•The compensation risk assessment conducted by the company’s chief risk officer;
•Current and historical compensation and performance data supplied by the CEO for each NEO, excluding himself;
•Reports generated through Equilar on the amounts and components of compensation paid to the named executive officers of the companies in the peer group;
•Reports generated through Equilar on the financial performance of the companies in the peer group;
•Each officer’s individual performance, experience, expertise and functional responsibilities; and
•Company performance, both financial and nonfinancial.

The Committee meets in February each year to set base annual salaries, grant stock-based and incentive cash compensation awards and consider the payment of any performance-based compensation earned upon satisfaction of performance goals established in prior years’ award grants. The Committee also may meet during the year to set or adjust compensation appropriately if management changes or new executive officers join the company or to consider potential prospective changes to the structure of the executive compensation program.

Compensation Risk Considerations
The Committee is responsible for overseeing the risk associated with the company’s compensation program. The company’s compensation plans and executive compensation program are designed with features intended to mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation plans and programs encourage and reward prudent business judgment and appropriate risk taking, and do not create risks that are reasonably likely to have a material adverse impact on the company.

In 2025, the Committee considered the annual compensation risk assessment conducted by the chief risk officer. For the executive compensation program, the risk assessment identified the component parts of the program and the information and process used by the Committee to set the level of compensation for each. Independence and qualifications of committee members and rigor of the committee’s oversight and administration of the executive compensation program also were examined.

The table below summarizes the risk mitigation factors identified in the annual compensation risk assessment.

Base Annual Salary Risk Mitigation Factors Base annual salary is set each year. Base annual salary adjustments require approval of the Committee.
Annual Incentive Risk Mitigation Factors
Awards are based upon multi-metric performance objectives. The primary performance objective is relative to peer companies. The two other performance objectives are publicly reported in the company's periodic reports. Achievement is determined by company performance, not individual performance.
Robust processes require the Committee to certify performance achievement and authorize payment.
Maximum payout of annual incentive compensation is capped.
The Committee may exercise negative discretion to reduce or eliminate awards when appropriate.
Annual incentive compensation is subject to clawback policies and provisions.
Performance objectives and targets are easily calculable and clearly disclosed to investors.

Long-Term Stock-Based Compensation Risk Mitigation Factors
The company has stock ownership guidelines applicable to the named executive officers.
Exercising stock options requires investment of the associate’s personal assets.
Performance objectives are relative to peer companies.
Achievement of performance for PSUs is determined by company performance, not individual performance.
Robust processes require the Committee to certify performance achievement and authorize payment.
Maximum payout of performance-based restricted stock units is capped.
Stock-based compensation is subject to clawback policies and provisions.
Performance objectives and targets are easily calculable and clearly disclosed to investors.

Benchmarking and Peer Group
We do not benchmark compensation to ensure compensation for our named executive officers achieves a benchmark at or above the median of our peers. We believe that our NEOs should have the opportunity to earn compensation above the median of our peers when they deliver superior performance. Our approach is to consider competitive compensation practices and relevant factors about executive compensation program structures and award types used by the companies in our peer group to maintain an awareness of pay levels and practices, which as one of many factors considered each year by the Committee may influence appropriate changes to our executive compensation structure and levels over time. This approach provides us with flexibility in maintaining and enhancing our executive officers’ focus, motivation and enthusiasm for our future while controlling overall compensation expense. We believe our levels of compensation are competitively reasonable and appropriate for our business needs and circumstances.

We do use the peer group to compare our performance to those companies against whom we compete, regardless of the size of any peer company. We believe that it is important to link performance-based compensation to company performance compared with peers. Accordingly, the primary performance targets for our annual incentive compensation and PSUs are relative targets compared with our peer group. We also believe that linking the level of performance-based awards to a percentage of base annual salary that is paid out according to a predetermined formula based upon achievement of performance goals for all of our executive officers unites the personal financial interests of the executive team, focusing its attention on achievement of performance goals designed to increase shareholder value over the long term.

The Committee reviews performance and compensation data of the peer group to gain a sense of whether we are providing generally competitive compensation for our NEOs individually and as a group. For 2025, the nine peer companies were:

The Allstate Corporation CNA Financial Corporation Hanover Insurance Group Inc. Hartford Financial Services Group Inc. Markel Group Inc.	Selective Insurance Group Inc. The Travelers Companies Inc. United Fire Group Inc. W.R. Berkley Corporation

These nine U.S.-domiciled companies were selected because they generally market their products through the same types of independent insurance agencies that represent our company, and they provide both commercial lines and personal lines of insurance, as we do. We also included companies in the peer group that historically have followed an equity investment strategy similar to ours, or that offer life insurance products or excess and surplus lines coverages. The Committee annually reviews the composition of the peer group and acts to set the peer group for short- and long-term performance-based awards for each performance period.

Comparative performance and compensation data reviewed by the Committee suggests that the company’s executive compensation is not excessive as compared with performance and compensation levels of the peer group. As reported by Equilar, total direct compensation of $26,371,981 awarded to our NEOs as a group in 2024, the last year for which peer data is available, was approximately 86% of the average total direct compensation of $30,532,509 awarded by companies in the peer group to their named executive officers as a group in the same year. The following table ranks the company and the nine companies in the peer group according to market capitalization at December 31, 2025, and ranks three-year value creation ratio, three-year total shareholder returns as of December 31, 2025, as reported by Bloomberg LP, and compensation data compiled by Equilar from the 2025 proxy statements filed by the peer group, the most recent year for which such data is available.

Rank	Market Capitalization	Three-Year Value Creation Ratio	Three-Year Total Shareholder Return	Total Direct Compensation (from 2025 Proxy Statements)
1	Travelers	Allstate	Hartford	W.R. Berkley
2	Allstate	Travelers	Cincinnati	Travelers
3	Hartford	Hartford	Allstate	Allstate
4	Markel	Hanover	Travelers	Hartford
5	W.R. Berkley	Cincinnati	Markel	CNA Financial
6	Cincinnati	CNA Financial	W.R. Berkley	Cincinnati
7	CNA Financial	Markel	Hanover	Markel
8	Hanover	Selective	United Fire	Hanover
9	Selective	United Fire	CNA	Selective
10	United Fire	W.R. Berkley	Selective	United Fire

Compensation Consultants
The Committee does not employ compensation consultants for recommendations concerning executive compensation. Our compensation programs are not complex and, because we do not benchmark compensation to peers, the Committee does not believe it requires the services of a compensation consultant to assist with either administration of current plans or the determination of appropriate levels of compensation. The Committee will continue to monitor our compensation structure to ensure that the compensation it wishes to deliver to the executive team is delivered as appropriate and make program adjustments as it deems appropriate. The Committee does review and consider peer group performance and compensation data collected from the Equilar service and publicly available proxy statements and Form 10-K filings.

Tax Considerations
Section 162(m) limits to $1 million per year the federal income tax deduction to public corporations for compensation paid in any fiscal year to any individual who is identified as a named executive officer as of the end of the fiscal year in accordance with the Exchange Act. Until the enactment of the Jobs and Tax Reform Act of 2017 (Tax Reform) this limitation did not apply to qualifying “performance-based compensation.” The Committee intended stock options that are subject to binding agreements in effect before November 2, 2017, to qualify for the performance-based compensation exception to the $1 million limitation under prior law. We believe that performance-based compensation remains an effective incentive to drive short-term and long-term results that benefit our company and its shareholders, and we expect that we will continue to use it.

The Committee generally does not favor the payment of tax gross-ups. Except in limited circumstances, such as a retirement gift of nominal value or relocation assistance on the same basis offered to all retiring or relocating associates, the Committee has not authorized payment of tax gross-ups to executive officers.

Employment Agreements, Change in Control Provisions and Post-Retirement Benefits
We do not have employment agreements with any of our named executive officers that specify a term of employment or guarantee minimum levels of bonuses or stock-based awards. All of our named executive officers are at-will employees. Our long-standing corporate perspective has been that employment contracts do not provide the company with any significant advantage. We believe our corporate culture, current compensation practices and levels of stock ownership have resulted in stability in our 18-member group of executive officers, who average 24.7 years with the company.

Change in control provisions are included in our 2024 and 2016 Stock Compensation Plans and our 2009 Annual Incentive Plan, and those provisions apply to all associates receiving awards under the plans, not just to executive officers. The change in control provisions in these plans contain a “double trigger,” which requires both a change in control event, as defined in the plans, and termination of the associate’s employment due to the change in control within a specified time period. The double trigger ensures that we will become obligated to accelerate vesting of prior awards only if the associate is actually or constructively discharged because of the change in control event.

We occasionally provide post-retirement benefits to long-tenured executive officer level associates who provide services to the company after retirement from their executive positions. These post-retirement benefits are intended to compensate the associate for ongoing services associated with maintaining continuity of relationships and providing guidance to their successors and other associates. No post-retirement benefits were paid to former executive officers in 2025.

Clawback Policies and Provisions
The board believes that it is in the best interest of the company and its shareholders to create and maintain a culture that emphasizes integrity and accountability that reinforces the company's pay-for-performance compensation philosophy. In addition to recoupment provisions contained in existing shareholder approved plans and award agreements, in 2023, the board adopted a new Policy For The Recovery of Erroneously Awarded Compensation to provide for the recoupment of certain executive incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. This policy is designed to comply with Section 10D of the Exchange Act and applicable Nasdaq rules.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2) (4)	Option Awards ($) (3)	Nonequity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($) (5)(6)	All Other Compen-sation ($) (7)(8)(9)	Total Compen-sation ($)
Stephen M. Spray President and Chief Executive Officer Cincinnati Financial Corporation	2025	1,130,250	—	1,768,274	1,703,668	681,450	619,823	40,027	5,943,492
	2024	1,061,264	—	1,667,532	1,573,366	4,195,608	234,019	52,411	8,784,200
	2023	893,786	—	1,372,772	855,096	1,140,111	398,237	48,645	4,708,647

Michael J. Sewell Chief Financial Officer, Executive Vice President and Treasurer Cincinnati Financial Corporation	2025	1,073,137	—	1,146,159	1,011,001	404,384	—	313,801	3,948,482
	2024	1,038,235	—	1,130,849	979,160	2,611,038	—	233,804	5,993,086
	2023	995,500	—	1,511,422	941,511	1,255,307	—	222,681	4,926,421

Steven J. Johnston Executive Chairman of the Board and former Chief Executive Officer Cincinnati Financial Corporation	2025	513,750	—	804,764	774,399	309,750	—	373,779	2,776,442
	2024	753,716	—	1,994,070	1,881,613	5,017,594	—	237,727	9,884,720
	2023	1,195,649	—	2,730,976	1,809,258	2,412,305	—	233,323	8,381,511

John S. Kellington Chief Information Officer and Executive Vice President The Cincinnati Insurance Company	2025	748,297	—	799,736	704,960	281,977	—	184,490	2,719,460
	2024	723,961	—	789,051	682,769	1,820,674	—	123,218	4,139,673
	2023	694,161	—	1,054,377	656,505	875,324	—	117,272	3,397,639

Teresa C. Cracas Chief Risk Officer and Executive Vice President The Cincinnati Insurance Company	2025	681,352	—	728,436	641,910	256,750	—	189,764	2,498,212
	2024	659,192	—	718,563	621,696	1,657,789	—	140,997	3,798,237
	2023	632,059	—	960,083	597,761	797,014	—	125,175	3,112,092

(1)    Since 2010, the Committee has eliminated discretionary cash bonuses as a regular component of compensation for the named executive officers.
(2)    Amounts shown in the Stock Awards column reflect values for grants of PSUs, RSUs and Holiday Stock awards. Amounts for PSUs reflect the full grant date fair values in accordance with FASB ASC 718 and are computed using a Monte Carlo valuation on the date of grant. Amounts for RSUs reflect the full grant date fair value in accordance with FASB ASC 718. These amounts do not represent the actual value, if any, that may be realized in the future by the named executive officers. For assumptions used in determining the values for awards of PSUs and RSUs, see our 2025 Annual Report on Form 10-K, Part II, Item 8, Note 17, Page 169. Awards under the Holiday Stock Plan are valued at fair market value on the date of grant. The per share fair market values were $165.14, $150.73, and $101.07, for the grant dates of November 14, 2025, November 15, 2024, and November 17, 2023, respectively.
(3)    Amounts in the Option Awards column reflect the value of awards for grants of nonqualified stock options and reflect the full grant date fair values in accordance with FASB ASC 718. These amounts do not represent the actual value, if any, that may be realized in the future by the named executive officers. For assumptions used in calculation of option awards, see our 2025 Annual Report on Form 10-K, Part II, Item 8, Note 17, Page 169.
(4)    Maximum values of PSUs granted in 2025 are: $2,992,959 for Mr. Spray; $1,776,201 for Mr. Sewell; $1,360,545 for Mr. Johnston; $1,238,507 for Mr. Kellington; and $1,127,827 for Ms. Cracas.
Maximum values of PSUs granted in 2024 are: $2,836,728 for Mr. Spray; $1,765,485 for Mr. Sewell; $3,392,607 for Mr. Johnston;$1,231,079 for Mr. Kellington; $1,120,875 for Ms. Cracas.
Maximum values of PSUs granted in 2023 are: $2,308,590 for Mr. Spray; $2,541,822 for Mr. Sewell; $4,884,651 for Mr. Johnston;$1,772,631 for Mr. Kellington; and $1,613,979 for Ms. Cracas.
(5)    No above-market or preferential earnings were paid on deferred compensation. The amounts shown in this column represent the aggregate change in actuarial present value of accumulated pension benefits for those named executive officers participating in the company’s Retirement Plan and SERP for each of the years presented, using the same pension plan measurement date and assumptions used for financial reporting purposes. In addition to one year of service credit under the Retirement Plan and the SERP for Mr. Spray, the changes in plan balance are primarily due to fluctuations in the applicable interest rate and discount rate used to actuarially calculate the accumulated benefit in each plan.
(6)    For Mr. Spray, in 2025, an increase of $156,653 in the Retirement Plan and an increase of $463,170 in the SERP; in 2024, an increase of $29,043 in the Retirement Plan and an increase of $204,978 in the SERP; and in 2023, an increase of $118,456 in the Retirement Plan and an increase of $279,781 in the SERP.
(7)    For Mr. Spray, includes perquisites in the aggregate amount of $38,580, which includes $23,011 for employer paid health care premiums;$11,079 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; premiums paid for a personal umbrella liability policy; personal use of a company car; a safe driver award; and dining room discounts available to all associates.
For Mr. Sewell, includes perquisites in the aggregate amount of $46,751 which includes $31,668 for employer paid health care premiums; $6,453 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; premiums paid for a personal umbrella liability policy; executive tax services; personal use of a company car; a safe driver award; and dining room discounts available to all associates.
For Mr. Johnston, includes perquisites in the aggregate amount of $39,574 which includes $23,011 for employer paid health care premiums; $10,198 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; personal use of a company car; premiums paid for a personal umbrella liability policy; executive tax services; a safe driver award, and dining room discounts available to all associates.
    For Mr. Kellington, includes perquisites in the aggregate amount of $29,151 which includes $23,011 for employer paid health care premiums; $3,388 in premiums paid for a personal umbrella liability policy; executive tax services; personal use of a company car; a safe driver award; an executive health examination; and dining room discounts available to all associates.
For Ms. Cracas, includes perquisites in the aggregate amount of $48,344 which includes $31,668 for employer paid health care premiums; $6,183 for the incremental additional cost of spouse travel and meals for business events to which spouses are invited; personal use of a company car; premiums paid for a personal umbrella liability policy; executive tax services; a safe driver award; an executive health examination; and dining room discounts available to all associates.
(8)    Includes matching contributions to the company’s 401(k) and Top Hat Savings Plans in the amounts of $331,881 for Mr. Johnston; $221,050 for Mr. Sewell; $154,138 for Mr. Kellington; and $140,348 for Ms. Cracas.
(9)    Includes $44,081 for the annual distribution under the deferred compensation agreement between the company and Mr. Sewell in connection with his hiring in 2011 to approximate the value of retirement benefits forfeited at his former employer.

Total compensation for 2025 shown in the Summary Compensation Table, excluding attributions of compensation related to retirement plans, decreased from 2024 levels primarily because of lower payouts of annual incentive compensation; at the threshold level of 30% of target for 2025 compared with the maximum level of 200% of target for 2024.

Total compensation for 2024 shown in the Summary Compensation Table, excluding attributions of compensation related to retirement plans, increased from 2023 levels primarily because of higher payouts of annual incentive compensation; at the maximum level of 200% of target for 2024 compared with the target level of 100% of target for 2023.

Amounts shown in the Salary column do not exactly match the base annual salaries set by the Committee for the year because of the timing of adjustments to base annual salary made in the respective years. The history of changes to base annual salaries for the NEOs for the reported years is set forth below:

In February 2025, the Committee adjusted base annual salaries to $1,135,750 for Mr. Spray; to $1,078,359 for Mr. Sewell; to $516,250 for Mr. Johnston; to $751,938 for Mr. Kellington; and to $684,667 for Ms. Cracas.

In May 2024, the Committee adjusted base annual salaries to $500,000 for Mr. Johnston and $1,100,000 for Mr. Spray.

In February 2024, the Committee adjusted base annual salaries to $1,254,399 for Mr. Johnston; to $1,044,415 for Mr. Sewell; to $1,048,902 for Mr. Spray; to $728,270 for Mr. Kellington; and to $663,116 for Ms. Cracas.

In February 2023, the Committee adjusted base annual salaries to $1,206,152 for Mr. Johnston; to $1,004,245 for Mr. Sewell; to $912,089 for Mr. Spray; $700,259 for Mr. Kellington; and to $637,611 for Ms. Cracas.

Amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table represent the annual incremental changes in the present values of benefits under the company’s defined benefit and SERP plans. Changes in the balances of the Top Hat accounts of named executive officers due to their contributions, company matching contributions, if any, and investment performance during the year are included in the All Other Compensation column of the Summary Compensation Table. For information about these plans, see Retirement Benefits, Page 49.

2025 Grant of Plan-Based Awards (1)

Name	Grant Date		Estimated Possible Payouts Under Nonequity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Mr. Spray	2/17/2025	**								38,667	137.56	1,703,668
	2/17/2025	*	681,450	2,271,500	4,543,000
	2/17/2025	**				3,716	12,385	24,770				1,496,480
	2/17/2025	**							2,065			270,143
	11/14/2025	***							10			1,651
Mr. Sewell	2/17/2025	**								22,946	137.56	1,011,001
	2/17/2025	*	404,384	1,347,948	2,695,896
	2/17/2025	**				2,205	7,350	14,700				888,101
	2/17/2025	**							1,960			256,407
	11/14/2025	***							10			1,651
Mr. Johnston	2/17/2025	**								17,576	137.56	774,399
	2/17/2025	*	309,750	1,032,500	2,065,000
	2/17/2025	**				1,689	5,630	11,260				680,273
	2/17/2025	**							939			122,840
	11/14/2025	***							10			1,651
Mr. Kellington	2/17/2025	**								16,000	137.56	704,960
	2/17/2025	*	281,977	939,923	1,879,846
	2/17/2025	**				1,538	5,125	10,250				619,254
	2/17/2025	**							1,367			178,831
	11/14/2025	***							10			1,651
Ms. Cracas	2/17/2025	**								14,569	137.56	641,910
	2/17/2025	*	256,750	855,834	1,711,668
	2/17/2025	**				1,401	4,667	9,334				563,914
	2/17/2025	**							1,245			162,871
	11/14/2025	***							10			1,651
*    Cincinnati Financial Corporation 2009 Incentive Compensation Plan
**    Cincinnati Financial Corporation 2016 Stock Compensation Plan
***    Holiday Stock Plan. See Long-Term Stock-Based Compensation, Page 45, for information about awards of shares under the Holiday Stock Plan.
(1)    No material modifications or repricing occurred with respect to any outstanding option or other stock-based award in 2025.
(2)    The grant date fair value of shares awarded under the Holiday Stock Plan is 100% of the average of the high and low sales price on Nasdaq on the date of grant, which was $165.14 on November 14, 2025.

Outstanding Equity Awards at 2025 Year End

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Spray	25,358	—		85.67	2/21/2029
	22,795	—		111.53	2/21/2030
	21,135	—		96.32	2/22/2031
	24,611	—		123.94	2/21/2032

	14,915	7,458		125.57	2/20/2033
								6,810	1,112,209
						605	98,809
	15,835	31,670		112.36	2/19/2034
								14,003	2,286,970
						1,556	254,126
	—	38,667		137.56	2/17/2035
								12,385	2,022,718
						2,065	337,256

Mr. Sewell	36,909	—		70.70	2/10/2027
	41,700	—		71.19	2/9/2028
	35,768	—		85.67	2/21/2029
	28,551	—		111.53	2/21/2030
	26,471	—		96.32	2/22/2031
	29,399	—		123.94	2/21/2032

	16,423	8,211		125.57	2/20/2033
								7,498	1,224,573
						667	108,934
	9,855	19,709		112.36	2/19/2034
								8,715	1,423,334
						1,549	252,983
	—	22,946		137.56	2/17/2035
								7,350	1,200,402
						1,960	320,107

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Johnston	76,484	—		70.70	2/10/2027
	84,765	—		71.19	2/9/2028
	72,706	—		85.67	2/21/2029
	58,031	—		111.53	2/21/2030
	52,988	—		96.32	2/22/2031
	56,495	—		123.94	2/21/2032

	31,559	15,779		125.57	2/20/2033
								14,409	2,353,278
						801	130,819
	18,937	37,875		112.36	2/19/2034
								16,747	2,735,120
						1,861	303,939
	—	17,576		137.56	2/17/2035
								5,630	919,492
						939	153,357

Mr. Kellington	28,156	—		71.19	2/9/2028
	24,221	—		85.67	2/21/2029
	19,522	—		111.53	2/21/2030
	18,458	—		96.32	2/22/2031
	20,500	—		123.94	2/21/2032

	11,451	5,726		125.57	2/20/2033
								5,229	854,000
						465	75,944
	6,872	13,743		112.36	2/19/2034
								6,077	992,496
						1,081	176,549
	—	16,000		137.56	2/17/2035
								5,125	837,015
						1,367	223,258

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. Cracas	15,386	—		70.70	2/10/2027
	18,542	—		71.19	2/9/2028
	22,059	—		85.67	2/21/2029
	17,948	—		111.53	2/21/2030
	16,807	—		96.32	2/22/2031
	18,666	—		123.94	2/21/2032

								4,761	777,567
						423	69,084
	10,427	5,213		125.57	2/20/2033
								5,533	903,650
						984	160,707
	6,257	12,514		112.36	2/19/2034
								4,667	762,214
						1,245	203,333
	—	14,569		137.56	2/17/2035

(1)One-third of each option award vests and becomes exercisable on the first, second and third anniversaries of the grant, provided the associate remains continuously employed with the company or its subsidiaries. The vesting date of each option is listed in the table below:

Grant Date	Vesting Dates			Expiration Date
2/12/2016	2/12/2017	2/12/2018	2/12/2019	2/12/2026
2/10/2017	2/10/2018	2/10/2019	2/10/2020	2/10/2027
2/9/2018	2/9/2019	2/9/2020	2/9/2021	2/9/2028
2/21/2019	2/21/2020	2/21/2021	2/21/2022	2/21/2029
2/21/2020	2/21/2021	2/21/2022	2/21/2023	2/21/2030
2/22/2021	2/22/2022	2/22/2023	2/22/2024	2/22/2031
2/21/2022	2/21/2023	2/21/2024	2/21/2025	2/21/2032
2/20/2023	2/20/2024	2/20/2025	2/20/2026	2/20/2033
2/19/2024	2/19/2025	2/19/2026	2/19/2027	2/19/2034
2/17/2025	2/17/2026	2/17/2027	2/17/2028	2/17/2035

(2)    One-third of the RSUs granted on February 20, 2023, vested on March 1, 2024, another third vested on March 1, 2025, and the final third vested on March 1, 2026. PSUs granted on February 20, 2023, vested on March 1, 2026, and were paid out at 200% of target.
(3)    One-third of the RSUs granted on February 19, 2024 vested on March 1, 2025, another third vested on March 1, 2026, and the final third is scheduled to vest on March 1, 2027. PSUs granted on February 19, 2024, are scheduled to vest on March 1, 2027, if company-level performance targets are achieved.
(4)    One-third of the RSUs granted on February 17, 2025 vested on March 1, 2026, another third is scheduled to vest on March 1, 2027, and the final third is scheduled to vest on March 1, 2028. PSUs granted on February 17, 2025, are scheduled to vest on March 1, 2028, if company-level performance targets are achieved.

2025 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Spray	39,284	3,158,844	3,717	544,912
Mr. Sewell	6,247	541,490	4,229	619,971
Mr. Johnston	11,768	1,055,237	6,628	971,665
Mr. Kellington	29,126	1,995,497	2,949	432,323
Ms. Cracas	—	—	2,686	393,768

2025 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal year
Mr. Spray	Qualified Pension Plan	35	1,059,886
	Supplemental Retirement Plan	35	1,861,338
Mr. Sewell (2)	Qualified Pension Plan	n/a	—
	Supplemental Retirement Plan	n/a	—
Mr. Johnston (2)	Qualified Pension Plan	n/a	—
	Supplemental Retirement Plan	n/a	—
Mr. Kellington (2)	Qualified Pension Plan	n/a	—
	Supplemental Retirement Plan	n/a	—
Ms. Cracas (3)	Qualified Pension Plan	n/a	—
	Supplemental Retirement Plan	n/a	—

(1)    Amounts listed in the “Present Value of Accumulated Benefit” column were calculated as of December 31, 2025, using the same actuarial assumptions used by the company for GAAP financial reporting purposes and assuming that benefits commence at age 65. The assumptions include a discount rate of 5.56% in the Qualified Pension Plan and 5.43% in the SERP. The lump sum assumption methodology has been refined to now include a yield curve which relies on bond data collected as of December 31, 2025, and would indicate a single equivalent rate of 5.61% for a benchmark plan.
(2)    Messrs. Johnston, Kellington and Sewell joined the company after entry into the qualified pension plan was closed.
(3)    Ms. Cracas elected to leave the retirement plans in 2008 in connection with changes to the plans.

Tax-qualified defined benefit pension plan - The Cincinnati Financial Corporation Retirement Plan (Retirement Plan) is a tax-qualified defined benefit pension plan available to all full-time associates ages 40 and over on August 31, 2008, who elected to remain in the plan effective September 1, 2008. Members who were actively employed by the company on June 30, 2008, became fully vested in their accrued benefit. The Retirement Plan is closed to new members. Members of the Retirement Plan earn one year of service for each calendar year in which they work at least 1,000 hours. Members also earn service for time that they are paid, or entitled to be paid, but do not actually work. These times include vacation, holidays, illness, military duty and some periods of disability. Generally, the maximum amount of service that may be earned under the Retirement Plan is 40 years. There are no deductions for Social Security or other offset amounts.

The Retirement Plan defines earnings for any given plan year as the base rate of salary in effect on the last day of the plan year, subject to the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code. Bonuses, stock-based awards and other forms of compensation do not contribute to earnings under the Retirement Plan.

Normal retirement age as defined in the Retirement Plan is age 65. The normal retirement pension is computed as a single life annuity. The normal monthly benefit payment is the greater of the following two calculated amounts:

The first calculated amount is the sum of:
1. 0.45% of the member’s average monthly earnings plus 1.35% of the member’s average monthly earnings up to $2,916.67; multiplied by years of service up to 15 years, plus
2. 0.60% of the member's average monthly earnings plus 1.8% of the member’s average monthly earnings up to $2,916.67; multiplied by years of service between 16 and 40.

The second calculated amount is the sum of:
1. 0.9% of the member’s final average earnings; multiplied by years of service up to 15 years, plus
2. 1.2% of the member’s final average earnings; multiplied by years of service between 16 and 40.

The normal form of benefit payment under the terms of the Retirement Plan is a single life annuity for unmarried members and a joint and 50% survivor annuity for married members. The plan permits members to elect to receive payment of benefits in the following forms:
•Single life only
•Single life only with 60-month or 120-month guarantee
•Joint and 50% contingent annuity
•Joint and 66.67% contingent annuity
•Joint and 75% contingent annuity
•Joint and 100% contingent annuity
•Lump sum

Alternative forms of benefit payment are offered to provide plan members some flexibility in retirement income and estate planning by giving them the option of electing monthly benefits with or without a survivor’s benefit. Generally, the single life annuity alternative provides the largest monthly benefit but does not provide a survivor’s benefit. All other payment forms are the actuarial equivalent of a single life annuity. Alternatives other than the single life annuity provide slightly lower monthly benefits to the plan member, depending on such factors as presence of survivor’s benefit, the member’s age and any contingent annuitant’s age. The lump sum payment permits plan members to roll the present value of their benefit into an Individual Retirement Account and defer income taxes until the member withdraws funds from that account.

Supplemental retirement plan - The second retirement plan in which Mr. Spray participates is the SERP. The SERP is unfunded and subject to forfeiture in the event of bankruptcy.

The SERP is a nontax-qualified defined benefit plan maintained by the company to pay eligible associates the difference between the amount payable under the tax-qualified defined benefit plan and the amount they would have received without the tax-qualified plan’s limit due to Section 401(a)(17) and Section 415 of the Internal Revenue Code. Accordingly, the SERP definitions for service, normal retirement age and annual earnings are the same as those for the Retirement Plan except the SERP’s definition of annual earnings is not limited and will never be less than the amount determined at the normal retirement date.

The normal retirement benefit under the SERP for Mr. Spray will be equal to the excess of his monthly benefit under the Retirement Plan as of his retirement date, without regard to the limit on earnings under Section 401(a)(17) of the Internal Revenue Code and without regard to any limit on benefits under Section 415 of the Internal Revenue Code. The pension benefit under the SERP is payable only in the form of a single lump sum.

Both retirement plans permit early retirement, provided the member has at least five years of service. Benefits for early retirement are calculated by adjusting for life expectancy and reducing the benefit payable at age 65 by 0.5% per month for each month prior to age 65 that the member elects to begin receiving pension benefits. For example, a member who elects to retire at age 60 would receive 70% (60 months X 0.5% = 30% reduction) of the life-expectancy adjusted benefit payable at age 65.

Actuarial work related to both the Retirement Plan and SERP is performed by Willis Towers Watson, which provides human resource strategy, design and management; actuarial and management consulting to the financial services industry; and insurance intermediary services. The Committee engaged Willis Towers Watson to provide actuarial and consultative services related to the design of the company’s retirement and employee benefit plans.

2025 Nonqualified Deferred Compensation Plan (1) (2)

Name	Aggregate Balance at 2024 Year-End	Executive Contributions in 2025	Registrant Contributions in 2025	Aggregate Earnings in 2025	Aggregate Balance at 2025 Year-End
	($)	($) (3)	($) (4)	($)	($) (5)

Mr. Spray	—	—	—	—	—
Mr. Sewell	10,890,543	696,675	200,050	2,085,575	13,872,843
Mr. Johnston	25,473,607	331,881	310,881	4,283,058	30,399,427
Mr. Kellington	3,447,455	438,965	133,138	589,582	4,609,140
Ms. Cracas	3,032,894	734,261	119,348	469,487	4,355,990

(1)    Prior to 2009 the company did not contribute to the Top Hat Savings Plan.
(2)    No withdrawals or distributions occurred in 2025.
(3)    The named executive officers’ contributions shown in this column are also reported in the Summary Compensation Table in the Salary column, and included in the amounts shown for total compensation.
(4)    The amounts shown in this column reflect the company’s match of the eligible named executive officer’s contributions, up to 6% of the portion of their cash compensation that exceeds $350,000 and is reported in the All Other Compensation column of the Summary Compensation Table.
(5)    Of the amounts shown in this column, $0; $3,772,475; $8,347,167; $982,194; and $794,433 for Messrs. Spray; Sewell; Johnston; Kellington; and Ms. Cracas; respectively, were reported in the Summary Compensation Table in prior years.

Defined contribution plans - The company sponsors a tax-qualified 401(k) savings plan for all associates as well as the Cincinnati Financial Corporation Top Hat Savings Plan, a deferred compensation plan for a select group of management or certain highly compensated associates. Fidelity Management Trust Company is the third-party administrator of the company’s defined contribution plans. The company made no cash contributions to the 401(k) or Top Hat plans until September 2008. In connection with Retirement Plan changes effective September 1, 2008, the company began to match contributions to the 401(k) plan made by associates who are not members of the Retirement Plan, up to a maximum of 6% of the associate’s annual cash compensation (salary and annual incentive compensation award). Participants in the Top Hat Savings Plan do not receive a matching contribution from the company unless their compensation level exceeds the maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code, which was $350,000 for 2025. Contributions made by associates immediately vest, while company matching contributions vest after three years of service. Messrs. Johnston, Sewell, Kellington and Ms. Cracas participate in these defined contribution plans and receive company matches of contributions made in each up to the 6% maximum. Mr. Spray has not participated in the defined contribution plans.

Compensation payable to the named executive officers may be deferred pursuant to the Top Hat Savings Plan. Under the Top Hat Savings Plan, highly compensated individuals as defined by the plan, including the named executive officers, may elect to defer a percentage of salary, any discretionary bonus and any annual incentive compensation, less the required withholding. Deferral elections are made before the plan year for which compensation is to be deferred and are effective for the entire year. These elections generally may not be modified or terminated for that year. Compensation deferred by the named executive officer is credited to the individual’s deferred compensation account maintained by the company.

Beginning in 2008, in connection with the company’s redesign of our retirement benefit plans, we amended the Top Hat Savings Plan to eliminate the prior cap on the amount of salary that may be deferred and to permit company matching contributions for certain officers who have contributed to and received the maximum company match allowable in their 401(k) accounts, yet due to tax law limitations, are unable to receive a matching contribution for the compensation that exceeds the limit imposed on tax-

qualified 401(k) plans. We do not otherwise contribute to or match contributions to this plan. Participants are prohibited from borrowing or pledging amounts credited to their accounts. Under the defined contribution plans, individuals choose one or more of several specified investment alternatives, including an alternative for Cincinnati Financial Corporation common stock. Earnings credited to the participant’s account are calculated based on the performance of the applicable investment choice(s) selected by the participant. We do not guarantee any level of return on contributions to the Top Hat Savings Plan.

Distributions from the Top Hat Savings Plan are made as soon as legally and administratively feasible after retirement, other separation from service or death, or pursuant to a qualified domestic relations order. Distributions to the named executive officers due to retirement or other separation of service are not permitted until the earlier of 180 days after employment terminates or death. Other than distributions pursuant to qualified domestic relations orders, distributions are made in the form of either a single lump-sum payment or monthly installments of not less than 12 months or more than 120 months, depending upon the participant’s prior election. To the extent that a participant chooses to have earnings credited based on the Cincinnati Financial Corporation common stock election, the participant may choose to receive any benefit payments in the form of stock. All other distributions are made in cash.

Potential Payments Upon Termination or Change of Control
We do not have employment contracts or severance plans applicable to any of our named executive officers. Assuming a termination of employment on December 31, 2025, amounts the named executive officer would receive are governed by the terms of our qualified and nonqualified defined benefit and defined contribution plans, our various stock compensation plans and the 2009 Annual Incentive Plan. Generally, upon termination of employment for any reason, the named executive officer would be entitled to receive the balance of the Top Hat Savings Plan account disclosed in the Aggregated Balance at 2025 Year-End column of the 2025 Nonqualified Deferred Compensation Plan table. Additionally, individual named executive officers would be entitled to receive the amounts set forth in the table below, depending on age and the nature of the termination.
Potential Payments Upon Termination (1)

Name		Top Hat Savings Plan	Retirement Plan	SERP	Stock-Based Awards			Annual Incentive Compensation
					Retirement	Retirement with Disability	Change in Control	Retirement	Retirement with Disability	Change in Control
		($)	($)	($)	($)	($)	($)	($)	($)	($)
Mr. Spray	(2)	—	997,268	1,739,083	—	10,698,429	10,698,429	—	681,450	681,450
Mr. Sewell	(3)	13,872,843	—	—	—	7,902,216	7,902,216	—	404,384	404,384
Mr. Johnston	(3)	30,399,427	—	—	11,142,796	12,144,438	12,144,438	309,750	309,750	309,750
Mr. Kellington	(3)	4,609,140	—	—	—	5,510,475	5,510,475	—	281,977	281,977
Ms. Cracas	(4)	4,355,990	—	—	4,365,708	5,017,518	5,017,518	256,750	256,750	256,750

(1)    If any NEO retired due to a disability or terminated employment because of change of control, the NEO would receive accelerated vesting of certain outstanding stock-based awards under the 2016 Stock Compensation Plan and outstanding annual incentive compensation awards at levels determined by company performance. The amounts shown for each NEO include the threshold and maximum values for annual incentive compensation and performance-based stock awards, respectively, for performance periods ending December 31, 2025, and target levels for performance-based stock awards with performance periods ending after December 31, 2025. For any other termination of employment, Mr. Johnston has attained age 65 and Ms. Cracas has been employed with the company for 35 years, therefore, both satisfy the definition of normal retirement and would receive accelerated vesting of such awards. Messrs. Spray, Sewell and Kellington would not receive accelerated vesting because they have not attained age 65 nor been employed with the company for 35 years.
(2)    Mr. Spray is a participant in the Retirement Plan and the SERP and fully vested in his accrued benefits.
(3)    Messrs. Sewell, Johnston and Kellington were hired after entry into the defined benefit pension plan was closed and are not participants in the Retirement Plan or the SERP.
(4)    Ms. Cracas elected to leave the defined benefit plan in 2008, in connection with the company's restructuring of its retirement benefits and is not a participant in the Retirement Plan or the SERP.

Other Information - CEO Pay Ratio
We are committed to transparency about our compensation practices. We provide detailed and comprehensive public disclosure about how the Committee structures our executive compensation program and makes individual compensation decisions for the CEO and the other named executive officers each year. Internally, we provide transparency by publishing detailed information about salary bands for all positions. For annual cash incentive bonuses, we internally publish the bonus targets expressed as percentages of base annual compensation and provide a “bonus estimator” for associates to use to model how their annual incentive bonuses are affected by the company’s performance. We align all associate bonuses (from entry-level positions to our senior executives) to the same performance criteria. We also provide every associate with a “Current Compensation” summary that provides a total annual compensation value that is the sum of that associate’s base annual pay, the amount of the last annual incentive bonus paid and the value of the last paid restricted stock unit award. We also provide a full historical summary of all stock compensation awards. We expect that the CEO Pay Ratio disclosure further enhances our transparency about compensation.

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We employ approximately 5,600 associates in the United States (U.S.) and 100 associates in the United Kingdom (U.K.). As permitted by the de minimis exemption of the rule, all of our associates employed in the U.K. are excluded from the pay ratio calculation because they account for less than 5% of the total number of our U.S. and non-U.S. associates. Every three years we refresh our identification of the median employee that we use to calculate the CEO to median employee pay ratio. There were no significant changes to our compensation programs or employee base in 2025, so we used the same median employee as we used in 2023. In 2023, we identified the median employee by examining the annual total compensation for all of our U.S. associates, excluding our CEO, who were employed by us on December 1, 2023. We included all U.S. associates, whether employed on a full-time, part-time or seasonal basis. To determine the median employee, we calculated the total annual compensation for each of our then 5,452 associates as the sum of the following amounts:
•Annual base pay
•Increase in the value of the associate’s pension benefit
•The company’s contribution to the associate’s health insurance coverage
•The company’s matching contributions to the associate’s 401(k) account
•The company’s matching contributions to the associate's nonqualified deferred compensation (Top Hat) account
•Calendar year cash bonus
•Calendar year stock compensation grants (time- and/or performance-vesting restricted stock units)
•Calendar year stock option grants (incentive or nonqualified stock options)
•Holiday stock compensation

We believe the use of these components for all associates is a consistently applied compensation measure that includes all of the compensation elements that are widely distributed throughout our organization, including retirement benefits.

After identifying the median employee based on the process described above, we calculated annual total compensation for the median employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table. Using this formula, the total annual compensation calculated for our CEO was $5,943,492, and for our median employee was $128,245. The resulting ratio for our CEO’s pay compared with the pay of our median employee for 2025 is 46.3 to 1.

Other Information - Dodd-Frank Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we are providing the following information about executive compensation for our principal executive officer (CEO) and Non-CEO NEOs (Other NEOs) and company performance for the fiscal years listed below. This disclosure is not incorporated by reference into our 2025 Annual Report on Form 10-K. The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For information about the company's pay-for-performance philosophy and how the Committee aligns executive compensation with the company's performance, refer to Compensation of Named Executive Officers, Compensation Discussion and Analysis beginning on Page 35.

Pay Versus Performance Table

Year	Summary Compen-sation Total for CEO Stephen M. Spray ($)	Summary Compen-sation Total for former CEO Steven J. Johnston ($)	Compen-sation actually paid to CEO Stephen M. Spray ($)	Compen-sation actually paid to former CEO Steven J. Johnston ($)	Average Summary Compen-sation Total for Other NEOs ($)	Average Compen-sation actually paid to Other NEOs ($)	Value of Initial Fixed $100 Investment based on:		Net Income ($) (in millions)	VCR	3-Year TSR
							TSR	S&P Composite 1500 P&C Insurance Index
2025	5,943,492	—	7,850,104	—	2,985,649	4,803,212	211.47	221.65	2,393	18.8%	72.2%
2024	8,784,200	9,884,720	12,671,357	16,217,104	4,323,195	6,741,502	181.90	203.42	2,292	19.8%	36.5%
2023	—	8,381,511	—	6,659,295	4,036,200	3,232,544	127.66	152.29	1,843	19.5%	27.7%
2022	—	7,596,511	—	4,720,240	3,513,165	2,250,118	122.79	137.26	(487)	(14.6)%	5.3%
2021	—	6,490,767	—	9,608,066	3,181,147	4,447,000	133.28	119.57	2,946	25.7%	58.8%
(1)    For the years presented, Steven J. Johnston was our CEO in 2021, 2022, 2023, and until May 4, 2024, when Stephen M. Spray assumed the role of CEO. The individuals comprising the Other NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Michael J. Sewell	Michael J. Sewell	Michael J. Sewell	Michael J. Sewell	Michael J. Sewell
Martin F. Hollenbeck	Stephen M. Spray	Stephen M. Spray	John S. Kellington	Steven J. Johnston
John S. Kellington	Martin F. Hollenbeck	John S. Kellington	Teresa C. Cracas	John S. Kellington
Stephen M. Spray	John S. Kellington	Teresa C. Cracas	Steven A. Soloria	Teresa C. Cracas
Teresa C. Cracas
(2)    The amounts shown for Compensation Actually Paid (CAP) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the company’s CEOs or Other NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.
(3)    CAP reflects the exclusions and inclusions of certain amounts for the CEOs and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table for the listed year. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table for the listed year. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Stephen M. Spray ($)	Exclusion of Change in Pension Value for Stephen M. Spray ($)	Exclusion of Stock Awards and Option Awards for Stephen M. Spray ($)	Inclusion of Pension Service Cost for Stephen M. Spray ($)	Inclusion of Equity Values for Stephen M. Spray ($)	Compensation Actually Paid to Stephen M. Spray ($)
2025	5,943,492	(619,823)	(3,471,942)	117,531	5,880,846	7,850,104
2024	8,784,200	(234,019)	(3,240,898)	104,569	7,257,505	12,671,357
2023		—		—	—	—
2022		—		—	—	—
2021		—		—	—	—

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,985,649	—	(1,652,841)	—	3,470,404	4,803,212
2024	4,323,195	(36,675)	(1,521,613)	122,795	3,853,800	6,741,502
2023	4,036,200	(99,559)	(1,987,382)	20,415	1,262,870	3,232,544
2022	3,513,165	—	(1,699,967)	21,559	415,361	2,250,118
2021	3,181,147	(65,495)	(1,117,955)	24,446	2,424,857	4,447,000

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Stephen M. Spray ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Stephen M. Spray ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Stephen M. Spray ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Stephen M. Spray ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Stephen M. Spray ($)	Total Inclusion of Equity Values for Stephen M. Spray ($)
2025	4,477,332	1,617,364	—	(213,850)	—	5,880,846
2024	5,607,753	1,511,571	—	138,181	—	7,257,505
2023			—		—	—
2022			—		—	—
2021			—		—	—

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	2,126,557	1,545,154	—	(201,307)	—	3,470,404
2024	2,604,380	1,147,217	—	102,203	—	3,853,800
2023	1,265,153	(370,422)	—	368,139	—	1,262,870
2022	835,910	(698,989)	95,540	197,696	(14,796)	415,361
2021	1,563,008	628,049	—	233,800	—	2,424,857

(4)    The Peer Group TSR set forth in the table above utilizes the S&P Composite 1500 Property & Casualty Insurance Index, which we also use for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K, for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the company and in the S&P Composite 1500 Property & Casualty Insurance Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the S&P Composite 1500 Property & Casualty Insurance Index. Historical stock performance is not necessarily indicative of future stock performance. This index is not the Peer Group used by the Committee to determine performance-based compensation awards.

Financial Performance Measures
As described in greater detail in “Compensation of Named Executive Officers – Compensation Discussion and Analysis,” the company’s executive compensation program is based on a pay-for-performance philosophy. The metrics that the company uses for both our short-term and long-term performance-based awards are selected to incentivize achievement of both short-term and long-term performance objectives that create value for our enterprise and our shareholders. For 2025, we determined VCR to be the most important financial performance measure used to link company performance to CAP for our CEO and Other NEOs. This performance measure may not have been the most important financial performance measure for years 2021 through 2024, and we may determine a different financial performance measure to be the most important financial performance measure in future years. The Committee established relative VCR compared with the nine companies included in company’s Peer Group as the primary performance objective for annual incentive compensation awards. The relative VCR placement earned payouts at threshold levels for the CEOs and the Other NEOs for 2025. The Committee does not use the S&P Composite 1500 Property & Casualty Insurance Index in setting targets or objectives for performance-based compensation. See Compensation of Named Executive Officers, Compensation Discussion and Analysis, Benchmarking and Peer Group beginning on Page 52 for more information about the Committee's selection and use of the Peer Group in making compensation decisions.

Analysis of the Information Presented in the Pay Versus Performance Table
While the Committee uses several performance measures to align executive compensation with company performance, including VCR and 3-year TSR achievement relative to the companies in the Peer Group, not all of those performance measures are presented in the Pay Versus Performance Table and therefore the company’s performance measures do not necessarily align with CAP as calculated in accordance with Item 402(v) of Regulation S-K for a particular year. In accordance with Item 402(v) of Regulation S-K, the company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

CAP and Cumulative TSR
As shown in the charts below, the CEO and Other NEOs’ CAP amounts are generally aligned with the company’s TSR. This is due primarily to the company's use of equity incentives, which are tied directly to stock price in addition to the company’s financial performance. As described in more detail in Compensation of Named Executive Officers, Compensation Discussion and Analysis, Long-Term Stock-Based Compensation beginning on Page 45, the Committee selected 3-year TSR relative to the Peer Group as the performance objective for performance-based restricted stock units that were granted in the listed years. The same measure also applied to performance-based restricted stock units that vested during the listed years.

CAP and Net Income
As shown in the charts below, the company’s net income has varied significantly in the years presented. This is due in large part to the inclusion of the change in fair value in our equity portfolio in the net income calculation in accordance with FASB, ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities. Stock market volatility throughout the period also affected the valuations of outstanding equity incentives. The Committee does not use net income as a performance objective in any of the performance-based compensation awards.

CAP and VCR
As shown in the charts below, the CEO and Other NEOs’ CAP amounts are generally aligned with the company’s VCR. This is due primarily to the contribution of the changes in book value to the VCR calculation, which includes the changes in fair value in the company’s equity portfolio. As described in more detail in Compensation of Named Executive Officers, Compensation Discussion and Analysis, beginning on Page 35, the committee selected VCR relative to the peer group as the performance objective for annual incentive compensation awards that were granted in the listed years.

Audit-Related Matters

Proposal 5 - Ratifying the Selection of the Independent Registered Public Accounting Firm
The audit committee has selected the firm of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2026. Although action by shareholders in this matter is not required, the audit committee believes that it is appropriate to seek shareholder ratification of this selection and to seriously consider shareholder opinion on this issue.

Representatives from Deloitte & Touche LLP, which also served as the company’s independent registered public accounting firm for the last calendar year, will be present at the 2026 Annual Meeting of Shareholders and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.

Vote Required
A majority of the votes cast in favor of this proposal is required for approval. Abstentions and broker nonvotes have no effect on the voting for this proposal, but are counted as present for purposes of determining whether quorum requirements are met for the meeting.

The board of directors recommends a vote FOR the resolution ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2026.

Report of the Audit Committee
The audit committee is responsible for monitoring the integrity of the company’s consolidated financial statements, the company’s system of internal controls, the qualifications and independence of the company’s independent registered accounting firm, the performance of the company’s internal audit department and independent registered accounting firm and the company’s compliance with certain legal and regulatory requirements. The committee has sole authority and responsibility to select, determine the compensation of, and evaluate the company’s independent registered accounting firm. The committee has seven independent directors and operates under a written charter. The board has determined that each committee member is independent under the standards of director independence established by the Nasdaq listing requirements and is also independent for purposes of Section 10A(m)(3) of the Exchange Act.

Management is responsible for the financial reporting process, including the system of internal controls; for the preparation of consolidated financial statements in accordance with generally accepted accounting principles; and for the report on the company’s internal control over financial reporting. The company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the company’s internal control over financial reporting. However, the committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered accounting firm.

The committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025, with management, the internal auditors and Deloitte & Touche LLP. The committee also discussed with management, the internal auditors and Deloitte & Touche LLP the process used to support certifications by the company’s chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC and the processes used to support management’s annual report on the company’s internal controls over financial reporting.

The committee also discussed with Deloitte & Touche LLP matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (PCAOB), including, among other matters, those related to the conduct of the audit of the company’s consolidated financial statements and those required to be discussed by AICPA Auditing Standards No. 61, codified into American Institute of Certified Public Accountants (AICPA), Professional Standards, Vol. 1. AU Section 380 and PCAOB Auditing Standard No. 16 - Communications with Audit Committees, effective pursuant to SEC Release No. 34-68453 (December 17, 2012). The committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable standards of the PCAOB regarding its communications with the committee concerning independence, and the committee has discussed with Deloitte & Touche LLP its independence from the company. The committee considered whether services Deloitte & Touche LLP provided to the company beyond those rendered in connection with its audit of the company’s consolidated financial statements and its reviews of the company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q were compatible with maintaining its independence. The committee also reviewed, among other things, the audit, audit-related and tax services performed by Deloitte & Touche LLP, and the amount of fees paid for such services. The committee received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on the above-mentioned review and these meetings, discussions and reports, and subject to the limitations on the committee’s role and responsibilities referred to above and in the committee’s charter, the committee recommended to the board that the company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in the company’s Annual Report on Form 10-K. The committee also selected Deloitte & Touche LLP as the company’s independent registered accounting firm for the fiscal year ending December 31, 2026, and is presenting the selection to the shareholders for ratification at the 2026 Annual Meeting of Shareholders.

Submitted by the audit committee:

Nancy C. Benacci, Linda W. Clement-Holmes, Dirk J. Debbink, David P. Osborn, Gretchen W. Schar (Chair), Edward S. Wilkins and Cheng-sheng Peter Wu

Fees Billed by the Independent Registered Public Accounting Firm
The audit committee engaged Deloitte & Touche LLP to perform an annual audit of the company’s financial statements for the year ended December 31, 2025.

	Year Ended December 31,
	2025	2024

Audit Fees	$4,422,435	$4,131,607
Audit-Related Fees	267,261	206,730
Tax Fees	848,833	1,324,490
Subtotal	5,538,529	5,662,827
All Other Fees	30,000	2,018
Deloitte & Touche LLP Total Fees	$5,568,529	$5,664,845

Services Provided by the Independent Registered Public Accounting Firm
All services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations. In 2025 and 2024, all services rendered by the independent registered accounting firm were preapproved by the audit committee, and no fees were charged pursuant to the de minimis safe harbor exception to the preapproval requirement described in the audit committee charter.

Under the preapproval policy, the audit committee preapproves specific services related to the primary service categories of audit services, audit-related services, tax services and other services. A one-time preapproval dollar limit for specified services related to a specific primary category is established for the audit period. Examples of nonaudit services specified under the policy requiring preapproval may include: financial and tax due diligence, benefit plan audits, AICPA agreed-upon procedures, security and privacy control-related assessments, technology control assessments, technology quality assurance, financial reporting control assessments, enterprise security architecture assessment, tax controversy advice (IRS examinations), sales tax and lease compliance, employee benefit tax, tax compliance and support, tax research, allowable actuarial reviews and advice and financial and internal control training.

The committee must individually approve engagements for permissible services. All engagements are periodically reported to the audit committee. The preapproval of potential services can be provided by the audit committee chair as a delegate of the audit committee. The audit committee chair reports any such preapproved services to the committee at its next meeting. Pursuant to the rules of the SEC, the fees billed by the independent registered public accounting firm for services are disclosed in the table above.

Audit Fees - For the integrated audit of the company’s annual financial statements; review of financial statements included in our Form 10-K filing; reviews of financial statements included in our Form 10-Q filings; consents; and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees - For assurance and related services reasonably related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, agreed-upon procedures, and statements of actuarial opinion.

Tax Fees - For professional services with respect to tax controversy advice, tax compliance and support, tax research, employee benefit compliance and advice, and indirect tax assistance. None of the tax fees in 2025 or 2024 were related to tax advice, planning or consulting for retired executives. Our independent registered public accounting firm does not perform any tax shelter work on our behalf.

All Other Fees - For education and training provided to the company.

Frequently Asked Questions

Why are these materials important?
The board of directors of Cincinnati Financial Corporation is soliciting your vote for the 2026 Annual Meeting of Shareholders. Shareholders of record at the close of business on March 4, 2026, may vote. You have one vote for each share of common stock you owned on that date. There were 155,686,200 shares of common stock outstanding as of the close of business on March 4, 2026. A majority of the outstanding shares, or 77,843,101 shares, must be represented to hold the meeting. This constitutes a quorum.

How do I vote?
You may vote by proxy, whether or not you attend the shareholder meeting. Even if you plan to attend the shareholder meeting, we ask that you vote your shares in one of the ways listed below. Attending the shareholder meeting does not constitute a revocation of a previously submitted vote.

A Notice Regarding the Availability of Proxy Materials will be provided to you by mail in late March, unless you previously requested for these materials to be delivered to you in paper or by email. The Notice includes instructions for viewing our year-end 2025 financial materials and proxy statement online and for voting via the internet, by telephone or by mail, along with the required Control Number (the Control Number is unique to each account). The Notice also includes instructions on how to request paper materials.

Shareholders who previously requested paper or email delivery of all materials will receive the 2025 Annual Report on Form 10-K, the 2026 Annual Letter to Shareholders and the 2026 Shareholder Meeting Notice and Proxy Statement in late March or early April.

If you are a Shareholder of Record who owns shares directly in your name, you may vote your shares in one of the following ways:

By telephone. You may vote your shares by calling 1-866-804-9616.

Over the internet. Go to AALvote.com/cinf. You will need to have your Control Number available when you access the website. Your Control Number is on the Notice or proxy card that you received in the mail.

By scanning the QR code on your proxy card or Notice with your mobile device. The QR code on your proxy card or Notice is a unique identifier so you will not need to enter a Control Number. If you scan the QR code with your mobile device, you will access our proxy materials along with a voting screen.
By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Be sure to return your proxy card in time to be received and counted before the Annual Meeting.
During the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions, vote by telephone or via the internet by the applicable deadline so that your vote will be counted if you later decide not to virtually attend the meeting.
If you vote by telephone or via the internet at AALvote.com/cinf or by scanning the QR code with your mobile device, you must vote no later than 11:59 p.m. ET on May 1, 2026. You do not need to return a proxy card by mail. Voting electronically or by telephone is convenient, reduces the use of natural resources and saves significant postage and processing costs. Your vote is also recorded immediately and there is no risk that postal delays could cause your vote to arrive late and therefore not be counted.

If you are a Beneficial Shareholder who owns shares indirectly through a bank, broker or other nominee, you should follow the instructions in the Notice or voting instructions that you receive from the broker or other nominee holding your shares. Beneficial Shareholders include current and former company associates who hold shares in the Cincinnati Financial Corporation Savings Plan. The availability of telephone and internet voting will depend on the voting process of your broker or nominee. Shares held beneficially may be voted at the Annual Meeting only if you provide a legal proxy from your broker or nominee giving you the right to vote the shares.

How do I locate my Control Number?
If you receive our information in the mail, the Control Number is on the Notice or proxy card that also indicates your name and the number of shares you own. If you receive our information electronically, the Control Number is in the text of the email. If you are a Shareholder of Record, you may also obtain your Control Number by calling 1-833-215-7297. If you are a Beneficial Shareholder, your bank, broker or other nominee can provide your Control Number.

Can I obtain another proxy card so I can vote by mail?
If you are a Shareholder of Record, you may obtain another proxy card by calling 1-877-777-2857. If you are a Beneficial Shareholder, your bank, broker or other nominee can supply another voting instruction form.

Can my shares be voted if I don’t return my proxy or voting instructions and don’t attend the annual shareholder meeting?
If you are a Shareholder of Record, the answer is no. If you are a Beneficial Shareholder and you do not direct your nominee as to how to vote your shares, applicable rules provide that the nominee generally may vote your shares on any of the routine matters scheduled to come before the meeting. The proposal to ratify the selection of the independent registered public accounting firm is believed to be the only routine matter scheduled to come before this year’s annual meeting. If your nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called broker nonvotes) are counted as present in determining whether we have a quorum but have no effect on the votes required to elect directors, approve the Amended and Restated Articles of Incorporation, approve on an advisory basis compensation for our named executive officers, or on the shareholder proposal.

Can I change my vote or revoke my proxy?
Yes. Simply cast a new vote by internet or telephone or send in a new signed proxy card with a later date. If you are a Shareholder of Record, you may send a written notice of revocation to the corporate secretary of the company. If you hold shares directly in your name and attend the annual meeting, you also may choose to vote in person. At the meeting, you can request a ballot and direct that your previously submitted proxy not be used.

How are the votes counted?
Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the preliminary results at the meeting. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy. The company publicly discloses the final voting results in a Form 8-K filing after the vote count is certified, usually within a week of the meeting.

Could other matters be decided at the meeting?
We do not know of any matters to be considered at the annual meeting other than the election of directors and the proposals, if properly introduced, that are described in this proxy statement. For any other matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.

Can I listen to the meeting if I do not attend the annual shareholder meeting in person?
You can listen to a live webcast of the meeting. Instructions are available at investors.cinfin.com approximately two weeks before the meeting. An audio replay is available on the website within two hours after the close of the meeting.

How can I obtain a 2025 Annual Report?
You can obtain our 2025 Annual Report on Form 10-K as filed with the SEC at no cost in several ways. You may view, search or print the document online from investors.cinfin.com or viewproxy.com/cinfin/2026. You may ask that a copy be mailed to you by contacting the corporate secretary of Cincinnati Financial Corporation. Or, you may request it directly from Shareholder Services. Please see the Investor Contacts page of investors.cinfin.com for details. These contacts are also listed at the end of this proxy statement.

Conclusion

Shareholder Proposals, Director Nominations and Important Dates
Shareholder Proposals for Inclusion in the Proxy Statement for the 2027 Annual Shareholder Meeting
Any qualified shareholder who wishes to present a proposal for action at the 2027 Annual Meeting of Shareholders must submit the proposal to Cincinnati Financial Corporation, Attn: Thomas C. Hogan, Corporate Secretary, P.O. Box 145496, Cincinnati, Ohio 45250-5496, on or before November 18, 2026, to be included in our proxy statement for the 2027 Annual Meeting of Shareholders. Any such proposal must conform to the rules and regulations of the SEC and otherwise be in accordance with other federal laws as well as the laws of the State of Ohio. If the date of the 2027 Annual Meeting of Shareholders is not within 30 days of May 2, 2027, the deadline will be a reasonable time before we begin to print and mail the proxy materials for the 2027 annual meeting. In addition, the proxy solicited by the board for the 2027 annual meeting will confer discretionary authority on the persons named in such proxy to vote on any shareholder proposal presented at that meeting if we receive notice of such proposal later than February 1, 2027, without the matter having been discussed in such proxy.

Director Nominations for Inclusion in the Proxy Statement for the 2027 Annual Shareholder Meeting
In 2018, shareholders approved the addition of a proxy access amendment to the company's Code of Regulations, which requires any qualified shareholder or group of qualified shareholders who wish to nominate one or more director candidates to be included in the company's proxy statement for the 2027 Annual Meeting of Shareholders to deliver proper written notice to our corporate secretary of any such nomination no earlier than the close of business on December 3, 2026, and no later than the close of business on January 2, 2027. The nomination must otherwise comply with our Code of Regulations.

Other Proposals or Director Nominations for Presentation at the 2027 Annual Shareholder Meeting
A qualified shareholder who wishes to present a proposal for action or for nomination of a candidate for election to our board of directors at the 2027 Annual Meeting of Shareholders (other than any proposal made pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 or nomination of a director candidate using proxy access) must deliver a notice of the proposal, in the form required by Section 6 of our Code of Regulations, to our corporate secretary on or before February 1, 2027, but not before January 2, 2027, or the shareholder’s proposal will not be permitted to be brought before the 2027 Annual Meeting of Shareholders. Finally, the deadline for providing notice to the company under Rule 14a-19, the SEC's universal proxy rule, of a shareholder's intent to solicit proxies in support of nominees submitted under the company's advance notice bylaws for our 2027 annual meeting is February 1, 2027.

Cost of Solicitation
Proxies may be solicited by our directors, officers or other employees, either in person or by mail, telephone or email. The cost of soliciting proxies will be borne by the company. We have contracted with Alliance Advisors LLC to provide internet and telephone voting service for our direct shareholders of record. We ask banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of shares or to request authority for the execution of proxies; and we have agreed to reimburse reasonable out-of-pocket expenses incurred. We have retained the services of Alliance Advisors LLC, a proxy solicitation firm, to assist us in soliciting proxies for the 2026 Annual Meeting of Shareholders. The cost of such services is estimated at $10,000 plus out-of-pocket expenses.

Other Business
Management does not know of any other matter or business that may be brought before the meeting; but if any other matter or business properly comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

/S/ Thomas C. Hogan
Thomas C. Hogan, Esq.
Chief Legal Officer, Executive Vice President and Corporate Secretary
March 18, 2026
Cincinnati Financial Corporation

Appendix A

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at investors.cinfin.com.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant nonrecurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

Cincinnati Financial Corporation
Net Income Reconciliation

(Dollars in millions except per share data)	Years ended December 31,
	2025	2024
Net income	$2,393	$2,292
Less:
Investment gains and losses, net	1,442	1,391
Income tax on investment gains and losses	(303)	(296)
Investment gains and losses, after-tax	1,139	1,095
Non-GAAP operating income	$1,254	$1,197

Diluted per share data:
Net income	$15.17	$14.53
Less:
Investment gains and losses, net	9.14	8.82
Income tax on investment gains and losses	(1.92)	(1.87)
Investment gains and losses, after-tax	7.22	6.95
Non-GAAP operating income	$7.95	$7.58

Life Insurance Reconciliation

(Dollars in millions)	Years ended December 31,
	2025	2024
Net income of life insurance subsidiary	$106	$91
Investment gains and losses, net	(6)	(7)
Income tax on investment gains and losses	(1)	(1)
Non-GAAP operating income	111	97

Investment income, net of expenses	(202)	(190)
Investment income credited to contract holders	127	125
Income tax excluding tax on investment gains and losses, net	29	25
Life insurance segment profit	$65	$57

Property Casualty Operations Reconciliation

(Dollars in millions)	Year ended December 31, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$10,082	$4,998	$3,430	$729	$925
Unearned premiums change	(429)	(135)	(231)	(31)	(32)
Earned premiums	$9,653	$4,863	$3,199	$698	$893

Underwriting profit (loss)	$501	$439	$(111)	$85	$88

(Dollars in millions)	Year ended December 31, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$9,243	$4,690	$2,999	$654	$900
Unearned premiums change	(675)	(204)	(376)	(39)	(56)
Earned premiums	$8,568	$4,486	$2,623	$615	$844

Underwriting profit	$580	$311	$71	$40	$158
Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.

Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation
Value Creation Ratio Calculations

(Dollars are per share)	Years ended December 31,
	2025	2024
Value creation ratio:
End of period book value*	$102.35	$89.11
Less beginning of period book value	89.11	77.06
Change in book value	13.24	12.05
Dividend declared to shareholders	3.48	3.24
Total value creation	$16.72	$15.29

Value creation ratio from change in book value**	14.9%	15.6%
Value creation ratio from dividends declared to shareholders***	3.9	4.2
Value creation ratio	18.8%	19.8%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

Appendix B
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CINCINNATI FINANCIAL CORPORATION
(as of ~~May 29~~, ~~2025_______~~)
FIRST:        The name of the corporation is CINCINNATI FINANCIAL CORPORATION (the “Corporation”).
SECOND:     The principal office of the Corporation in the State of Ohio shall be located in the City of Fairfield, County of Butler.
THIRD:    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Ohio General Corporation Law specifically including acting as a control entity in an insurance holding company system under Chapter 3901 of the Ohio Revised Code. The Corporation is hereby expressly authorized to repurchase and to redeem its outstanding securities to the maximum extent now or hereafter permitted by applicable law.
FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) and the par value of each share shall be Two ($2.00) Dollars.
FIFTH:        No holder of shares of any class of the Corporation shall have any preemptive right to acquire shares of the Corporation and the preemptive rights described in Ohio Revised Code §1701.15 are hereby specifically denied to the holders of shares of any class of the Corporation.
SIXTH:        (a) Directors shall be elected annually for terms of one year. Subject to the right of the shareholders to fix the number of directors at a meeting called for the purpose of electing directors, the Board of Directors may change the number of directors constituting the Board of Directors by resolution.
(b) Directors of the Corporation shall only be removed by the shareholders for cause. “Cause” for the removal of a director shall exist only upon the occurrence of one (1) of the following events: (1) the conviction of a director of a felony; or (2) a finding by a court of law that the director has been or is guilty of negligence or misconduct in the performance of his duties as a director of the Corporation. Vacancies in the Board of Directors, whether arising through death, resignation or removal of a director, or newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
SEVENTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;
To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;
By a majority of the whole board, to designate one or more committees, each committee to consist of at least three of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the regulations of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

EIGHTH:    Notwithstanding any provision of Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Amended and Restated Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof.
NINTH:    Meetings of stockholders may be held within or without the State of Ohio. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Ohio at such place or places as may be designated from time to time by the Board of Directors or in the Regulations of the Corporation. Elections of directors need not be by written ballot unless the Regulations of the Corporation shall so provide.
TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.
ELEVENTH:     Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Ohio against any liability, cost or expense incurred by him in his capacity as a director or officer or arising out of his status as a director or officer. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense. The indemnification authorized by this Article ELEVENTH shall not be exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification or advancement of expenses under any statute, the Regulations or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
TWELFTH:     No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action, including (without limitation) the power of shareholders to adopt or amend the Regulations by written consent, is hereby specifically denied.
Special meetings of the shareholders of the Corporation may be called only by the Board of Directors or the Chief Executive Officer of the Corporation or by persons who hold ~~fifty~~twenty-five (~~50~~25) percent of all shares of the Corporation outstanding and entitled to vote at such special meeting.
No holder of shares of any class of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors and the right to cumulative voting described in Ohio Revised Code §1701.55 is hereby specifically denied to the holders of shares of any class of the Corporation.
THIRTEENTH: At each meeting of shareholders at which directors are to be elected, a candidate for director shall be elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker nonvotes shall not be counted as votes “for” or “against” a candidate. Notwithstanding the foregoing, if the Board of Directors determines that the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

Shareholder Information

Annual Meeting

Shareholders are invited to attend the Annual Meeting of Shareholders of Cincinnati Financial Corporation at 9:30 a.m. ET, on Saturday, May 2, 2026, at the Cincinnati Art Museum, 953 Eden Park Drive, Cincinnati, OH. You may listen to an audio webcast of the event by visiting *investors.cinfin.com*.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP
50 West Fifth St., Suite 200
Cincinnati, OH 45202

Common Stock Price and Dividend Data

Common shares are traded under the symbol CINF on the Nasdaq Global Select Stock Market.

(Source: Nasdaq Global Select Market)	**2025**	2024	2023	2022	2021
Year-end closing price	**$163.32**	$143.70	$103.46	$102.39	$113.93
Ordinary cash dividends declared	**$3.48**	$3.24	$3.00	$2.76	$2.52

Shareholder Services

Equiniti Trust Company is the transfer agent and administrator for all registered shareholder accounts. Services available to registered shareholder accounts include conversion of paper certificates to electronic direct registration shares, dividend direct deposit, Shareholder Investment Plan (including dividend reinvestment) and electronic delivery. Registered shareholders may also access your individual account at *shareowneronline.com,* where you can complete transactions online at any time, including changing your address, opting out of receiving paper statements, changing your current dividend reinvestment option and viewing recent transactions.

Contact Information

You may direct communications to Cincinnati Financial Corporation's Chief Legal Officer, Executive Vice President and Corporate Secretary Thomas C. Hogan, Esq. for sharing with the appropriate individual(s). Or, you may directly contact the following areas:

Investors: Investor Relations responds to investor inquiries about the company and its performance.
Dennis E. McDaniel, CPA (inactive), CPCU – Vice President, Investor Relations Officer
513-870-2768 or *investor_inquiries@cinfin.com*

Shareholders: Shareholder Services administers the company's stock compensation plans and fulfills requests for shareholder materials.
C. Brandon McIntosh, CEP, CPA – Assistant Vice President, Shareholder Services
513-870-2639 or *shareholder_inquiries@cinfin.com*

Equiniti Trust Company provides the company's stock transfer and recordkeeping services, including assisting registered shareholders with updating account information or enrolling in shareholder plans.
1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120
866-638-6443 or visit *shareowneronline.com* then Contact Us

Media: Corporate Marketing & Communications assists media representatives seeking information or comment from the company or its subsidiaries.
Betsy E. Ertel, CPCU, AIM, API – Vice President, Corporate Marketing & Communications
513-603-5323 or *media_inquiries@cinfin.com*

Cincinnati Financial Corporation

The Cincinnati Insurance Company

The Cincinnati Casualty Company

The Cincinnati Indemnity Company

The Cincinnati Life Insurance Company

The Cincinnati Specialty Underwriters Insurance Company

CSU Producer Resources Inc.

CFC Investment Company

Cincinnati Global Underwriting Ltd.

Cincinnati Global Underwriting Agency Ltd.

Mailing Address

P.O. Box 145496
Cincinnati, Ohio
45250-5496

Street Address

6200 South Gilmore Road
Fairfield, Ohio
45014-5141

Phone: 888-242-8811 or 513-870-2000

Email: *cfc_corporate@cinfin.com*

Web: *cinfin.com*

Please recycle.

★★★ Exercise Your Right to Vote ★★★

CINCINNATI FINANCIAL CORPORATION

Annual Meeting Of Shareholders

This Proxy is being solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dirk J. Debbink, Steven J. Johnston and Stephen M. Spray, or any one of them, the power of substitution as proxies and hereby authorize(s) them to represent and to vote, as designated on the reverse side and in their discretion on such other matters as may properly come before the meeting, all shares of Cincinnati Financial Corporation stock held on record on March 4, 2026, at the Annual Meeting of Shareholders to be held at 9:30 a.m. ET on May 2, 2026, at the Cincinnati Art Museum, 953 Eden Park Drive, Cincinnati, Ohio, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR all nominees listed; FOR the proposal to approve the Amended and Restated Articles of Incorporation; AGAINST the nonbinding shareholder proposal, if properly presented at the meeting; FOR the nonbinding proposal to approve compensation for the company's named executive officers; and FOR the proposal to ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2026.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 2, 2026. The 2026 Shareholder Meeting Notice and Proxy Statement, our 2025 Annual Report on Form 10-K and the 2026 Annual Letter to Shareholders are available at:

http://www.viewproxy.com/cinfin/2026

The Board of Directors recommends you vote FOR all nominees listed in proposal 1.

1. Election of Directors.

Nominee	FOR	AGAINST	ABSTAIN
(01) Nancy C. Benacci	☐	☐	☐
(02) Linda W. Clement-Holmes	☐	☐	☐
(03) Dirk J. Debbink	☐	☐	☐
(04) Steven J. Johnston	☐	☐	☐
(05) Jill P. Meyer	☐	☐	☐
(06) David P. Osborn	☐	☐	☐
(07) Gretchen W. Schar	☐	☐	☐
(08) Charles O. Schiff	☐	☐	☐
(09) Douglas S. Skidmore	☐	☐	☐
(10) Stephen M. Spray	☐	☐	☐
(11) John F. Steele, Jr.	☐	☐	☐
(12) Larry R. Webb	☐	☐	☐
(13) Edward S. Wilkins	☐	☐	☐
(14) Cheng-sheng Peter Wu	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2. Approving the Amended and Restated Articles of Incorporation.

☐**FOR** ☐**AGAINST** ☐**ABSTAIN**

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

The Board of Directors recommends you vote AGAINST the following proposal:

3. A nonbinding shareholder proposal, if properly presented at the meeting.

☐**FOR** ☐**AGAINST** ☐**ABSTAIN**

The Board of Directors recommends you vote FOR the following proposals:

☐**FOR** ☐**AGAINST** ☐**ABSTAIN**

☐**FOR** ☐**AGAINST** ☐**ABSTAIN**

Please sign, date and return promptly in the enclosed envelope.

Date ______________________

Signature ______________________

Signature ______________________
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/cinf

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.